________________________________________________________________________________

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

CHECK THE APPROPRIATE BOX:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to SS240.14a-11(c) or SS240.14a-12
                            ------------------------

                                TIME WARNER INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)
                            ------------------------

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[ ] $500  per  each  party to  the  controversy  pursuant to  Exchange  Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

...............................................................................

     2) Aggregate number of securities to which transaction applies:

...............................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

...............................................................................

     4) Proposed maximum aggregate value of transaction:

...............................................................................

     5) Total Fee Paid:

...............................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:  .............

     2) Form, Schedule or Registration Statement No.:  .............

     3) Filing Party:  .............

     4) Date Filed:  .............

________________________________________________________________________________

                                     [LOGO]

                                                                  March 30, 1995

Dear Stockholder:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Time Warner Inc. on Thursday, May 18, 1995, beginning at 11:00 A.M., local time, at the City Center Theater, 131 West 55th Street, New York, New York 10019. I look forward to greeting as many of you as can attend the Meeting. A post-meeting report of the proceedings will be sent to all stockholders.

     Holders of Time Warner common stock are being asked to vote on all the matters listed in the enclosed Notice of Annual Meeting of Stockholders. Your Board of Directors recommends a vote 'FOR' the proposals listed as items 1, 2 and 3 in the Notice, and 'AGAINST' the stockholder proposals described in the enclosed Proxy Statement.

     Whether or not you plan to attend the Meeting in person, it is important that your shares of Time Warner common stock be represented and voted at the Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, please sign, date and mail the enclosed proxy card or voting instructions in the envelope provided.

     Because of security procedures required for access to the City Center Theater, if you plan to attend the Meeting in person, you must bring the Admission Ticket included with the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement or a Time Warner employee identification card. YOU WILL NOT BE PERMITTED INTO THE CITY CENTER THEATER WITHOUT IT. If you have not received an Admission Ticket, please contact the Shareholder Relations Department at (212) 484-6971.

                                          Sincerely,
                                          GERALD M. LEVIN
                                          GERALD M. LEVIN
                                          Chairman of the Board
                                          and Chief Executive Officer

                                TIME WARNER INC.
                              75 Rockefeller Plaza
                               New York, NY 10019
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1995

     The Annual Meeting (the 'Annual Meeting') of Stockholders of Time Warner Inc., a Delaware corporation (the 'Company'), will be held on Thursday, May 18, 1995 at the City Center Theater, 131 West 55th Street, New York, New York 10019, commencing at 11:00 A.M., local time, for the following purposes:

          1. To elect five directors for a term of three years and until their successors are duly elected and qualified;

          2. To consider and take action upon a proposed amended and restated Time Warner Inc. Annual Bonus Plan for Executive Officers in order to preserve the Company's tax deductions in light of the Omnibus Budget Reconciliation Act of 1993;

          3. To approve the appointment by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Company for 1995;

          4. To consider and vote upon two stockholder proposals as described in the attached Proxy Statement; and

          5. To transact such other business as may properly come before the Annual Meeting.

     Only holders of the Company's common stock at the close of business on March 27, 1995, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

                                          TIME WARNER INC.
                                          PETER R. HAJE
                                          Secretary

March 30, 1995

THE ANNUAL MEETING WILL COMMENCE PROMPTLY AT 11:00 A.M. TO AVOID DISRUPTION OF THE MEETING, ADMISSION MAY BE LIMITED AFTER THE MEETING COMMENCES. HOLDERS OF COMMON STOCK ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED REPLY ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING, SO THAT THEIR SHARES MAY BE REPRESENTED. ANY RECORD HOLDER OF COMMON STOCK WHO HAS EXECUTED A PROXY AND IS PRESENT AT THE ANNUAL MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PROXY PREVIOUSLY GIVEN. NO STOCKHOLDER OF RECORD MAY APPOINT MORE THAN THREE PERSONS TO ACT AS HIS OR HER PROXY AT THE ANNUAL MEETING.

           YOU WILL BE REQUIRED TO SHOW THE ENCLOSED ADMISSION TICKET
               OR A COMPANY ID CARD TO ATTEND THE ANNUAL MEETING.

                                TIME WARNER INC.
                              75 Rockefeller Plaza
                               New York, NY 10019
                                PROXY STATEMENT

     This Proxy Statement is being furnished to holders of common stock, par value $1.00 per share ('Common Stock'), of Time Warner Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of the Company's stockholders (the 'Annual Meeting') to be held on Thursday, May 18, 1995, at the City Center Theater, 131 West 55th Street, New York, New York 10019, commencing at 11:00 A.M., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This  Proxy  Statement   and  accompanying  forms   of  proxy  and   voting
instructions are first being mailed to holders of Common Stock on or about March 31, 1995.

VOTING AT THE ANNUAL MEETING; RECORD DATE; CONFIDENTIAL VOTING

     Only holders of record of Common Stock at the close of business on March 27, 1995, the record date, are entitled to notice of and to vote at the Annual Meeting. As of March 27, 1995, there were 379,770,491 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each holder of record of shares of Common Stock who is entitled to vote may cast one vote per share held on all matters properly submitted for the vote of the stockholders at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     In accordance with the Company's confidential voting policy, all stockholder proxies, ballots and voting materials will be confidentially inspected and tabulated by independent inspectors of election and will not be disclosed to the Company except under certain limited circumstances.

REQUIRED VOTE

     A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve each of the other matters to be acted upon at the Annual Meeting.

     Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote is not deemed to be a 'vote cast.' As a result, abstentions and broker 'non-votes' are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker 'non-votes' and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting.

PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. No stockholder of record may appoint more than three persons to act as his or her proxy at the Annual Meeting.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Time Warner Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Secretary, or hand delivered to the Secretary, at or before the taking of the vote at the Annual Meeting.

     A copy of the Company's Annual Report to Stockholders for the year 1994, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the election of the nominees for election as directors; FOR approval of the amended and restated Time Warner Inc. Annual Bonus Plan for Executive Officers; FOR approval of the appointment of Ernst & Young LLP as independent auditors of the Company for 1995; and AGAINST the stockholder proposals described in this Proxy Statement.

                              CORPORATE GOVERNANCE

ELECTION OF DIRECTORS

     The Company believes that it is in the best interest of Time Warner stockholders that a majority of the members of the Company's Board of Directors be directors who, in the Board's judgment, have no direct or indirect material economic relationship with the Company other than as a result of customary directors' compensation or stock ownership ('Unaffiliated Directors'). In furtherance of this belief, the Company's By-laws provide that at the time the Board determines the slate of nominees for director at an annual meeting of stockholders, taking into account the election of such slate and the directors who will continue in office, a majority of the members of the Board must be determined by the Board to be independent directors within the meaning of the By-laws. The Company also has a policy limiting the eligibility for nomination by the Board of Directors as a non-employee director to persons who would be less than 70 years old at the time of election.

     The Board of Directors is divided into three classes, currently consisting of five directors each. In January 1995, the Board of Directors elected Michael
A. Miles as a director to fill the vacancy resulting from the death of Hugh F. Culverhouse. Of the 15 directors, 12 are Unaffiliated Directors and three are Affiliated Directors.

     The persons named in the enclosed proxy intend to vote such proxy for the election of each of the five nominees named below, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting:

                      NOMINEES FOR TERMS EXPIRING IN 1998
                                  Merv Adelson
                            Beverly Sills Greenough
                                Michael A. Miles
                               Donald S. Perkins
                               Raymond S. Troubh

     The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to accept such nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. All of such nominees are currently directors and, except for Mr. Miles, were elected by the stockholders.

     Set forth below is the principal occupation of, and certain other information regarding, such nominees and other directors whose terms of office will continue after the Annual Meeting.

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
                                       NOMINEES FOR TERMS EXPIRING IN 1998

Merv Adelson .......................   65    CHAIRMAN OF EAST-WEST CAPITAL ASSOCIATES.  Mr. Adelson has served  as
  1989                                         Chairman   of  East-West  Capital  Associates  (private  investment
                                               company) since April 1989. Mr. Adelson served as Vice Chairman  and a  director of Warner Communications Inc. ('WCI') from January 1989 through August 1991. Prior to that, Mr. Adelson served as  Chairman and  Chief  Executive Officer  of Lorimar  Telepictures Corporation
                                               from February 1986 until its acquisition by WCI in January 1989. He
                                               is  also  a  director  of  7th  Level,  Inc.  Mr.  Adelson  is   an
                                               Unaffiliated Director.

Beverly Sills Greenough ............   65    CHAIRMAN  OF LINCOLN CENTER  FOR THE PERFORMING  ARTS. Mrs. Greenough
  1989                                         served as a director of WCI  from 1982 to 1990. Mrs. Greenough  has served  as the Chairman  of Lincoln Center  for the Performing Arts
                                               since June  1994, having  served as  the Managing  Director of  The
                                               Metropolitan Opera from 1991 and the President of the New York City
                                               Opera  Inc. from  March 1989 through  1990. She has  also served as
                                               National Chairman of the March  of Dimes Birth Defects  Foundation.
                                               She is also a director of American Express Company and Human Genome
                                               Sciences Inc. Mrs. Greenough is an Unaffiliated Director.

Michael A. Miles ...................   55    FORMER  CHAIRMAN OF THE  BOARD AND CHIEF  EXECUTIVE OFFICER OF PHILIP
  1995                                         MORRIS COMPANIES INC. Mr. Miles served as Chairman of the Board and
                                               Chief Executive Officer of  Philip Morris Companies Inc.  (consumer products)  from September  1991 until  July 1994,  having served as
                                               Vice Chairman and  a member  of the  Board of  Directors of  Philip
                                               Morris  Companies Inc. and Chairman  and Chief Executive Officer of
                                               Kraft General Foods, Inc. from December 1989. He is also a director of Dean Witter, Discover &  Co., Dell Computer Corporation,  Sears,
                                               Roebuck  and Co. and Thompson Minwax  and is also a Special Limited
                                               Partner in  Forstmann Little  & Co.  Mr. Miles  is an  Unaffiliated
                                               Director.

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
Donald S. Perkins ..................   68    FORMER CHAIRMAN OF JEWEL COMPANIES, INC. Mr. Perkins became President
  1979                                         of Jewel Companies, Inc. (retailing) in 1965, Chairman of its Board in  1970, and  served as Chairman  of its  Executive Committee from
                                               1980 to June 1983. He is  also a director of AON Corporation,  AT&T
                                               Corp.,  Cummins Engine  Company, Inc., Illinova  and Illinois Power
                                               Company, Inland Steel Industries, Inc., Kmart Corporation (Chairman
                                               of the Board since January 1995), LaSalle Street Fund, Inc. and The
                                               Putnam Funds (including  all 84 of  its funds). Mr.  Perkins is  an
                                               Unaffiliated Director.

Raymond S. Troubh ..................   68    FINANCIAL  CONSULTANT AND  DIRECTOR OF VARIOUS  COMPANIES. Mr. Troubh
  1989                                         served as a director of WCI from 1979 to 1990. Mr. Troubh has  been a  financial consultant, including  service as a  Senior Advisor at
                                               Salomon Brothers Inc (investment banking), and a corporate director for more than the  past five years.  He is also  a director of  ADT
                                               Limited,  America  West  Airlines,  Inc.,  American  Maize-Products
                                               Company, Applied Power Inc.,  ARIAD Pharmaceuticals, Inc.,  Becton,
                                               Dickinson  and  Company,  Benson  Eyecare  Corporation,  Foundation
                                               Health  Corporation,  General  American  Investors  Company,  Inc.,
                                               Manville    Corporation,   Olsten    Corporation,   Petrie   Stores
                                               Corporation, Riverwood International Corporation, Triarc Companies,
                                               Inc. and WHX Corporation. Mr. Troubh is an Unaffiliated Director.

                                       DIRECTORS WHOSE TERMS EXPIRE IN 1996

Edward S. Finkelstein ..............   70    CHAIRMAN OF FINKELSTEIN ASSOCIATES,  INC. Mr. Finkelstein became  the
  1984                                         Chairman  of Finkelstein  Associates, Inc.  (consulting) in October
                                               1992. Prior to  that, he served  as the Chairman  of the Board  and
                                               Chief  Executive  Officer  of  R.H.  Macy  &  Co.,  Inc.  (and  its
                                               predecessor) (retailing) from August 1980 until April 27, 1992. Mr.
                                               Finkelstein is an Unaffiliated Director.

Carla A. Hills .....................   61    CHAIRMAN AND CHIEF EXECUTIVE  OFFICER OF HILLS  & COMPANY AND  FORMER
  1993                                         UNITED   STATES  TRADE  REPRESENTATIVE.   Ambassador  Hills  became
                                               Chairman  and   Chief  Executive   Officer  of   Hills  &   Company
                                               (international  trade consultants) in March  1993, having served in
                                               President Bush's Cabinet as the United States Trade  Representative
                                               from  February 1989 to January 20, 1993. Ambassador Hills is also a director of American International Group, Inc., AT&T Corp., Chevron
                                               Corporation and Trust Company of  the West. Ambassador Hills is  an
                                               Unaffiliated Director.

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
Henry Luce III .....................   69    CHAIRMAN  AND CHIEF EXECUTIVE  OFFICER OF THE  HENRY LUCE FOUNDATION,
  1967                                         INC. Mr. Luce served as a  Vice President of the Company from  1964 through  1980. Mr. Luce became Chairman and Chief Executive Officer of The  Henry  Luce Foundation,  Inc.  in 1990,  having  served  as
                                               President  and Chief Executive  Officer since 1958.  Mr. Luce is an
                                               Unaffiliated Director.

Reuben Mark ........................   56    CHAIRMAN AND CHIEF  EXECUTIVE OFFICER  OF COLGATE-PALMOLIVE  COMPANY.
  1993                                         Mr.  Mark  has  served  as  the Chairman  of  the  Board  and Chief
                                               Executive Officer of Colgate-Palmolive Company (consumer  products)
                                               since  1986. Mr. Mark is  also a director of  Toys 'R' Us, Inc. and
                                               The New  York Stock  Exchange,  Inc. Mr.  Mark is  an  Unaffiliated
                                               Director.

Francis T. Vincent, Jr. ............   56    CHAIRMAN  OF  VINCENT ENTERPRISES.  Mr.  Vincent has  been  a private
  1993                                         investor at Vincent  Enterprises since  January 1,  1995. Prior  to that,  Mr.  Vincent  served  as the  Commissioner  of  Major League
                                               Baseball from September 1989 until September 1992, having served as the Deputy Commissioner of Major  League Baseball from April  1989.
                                               Prior  to  that,  he  served as  Executive  Vice  President  of The
                                               Coca-Cola Company, with responsibility for all of its entertainment activities, from April 1986 until July 1988. He is also a  director of  The  Continental  Corporation, Culbro  Corporation  and Oakwood
                                               Homes Corporation. Mr. Vincent is an Unaffiliated Director.

                                       DIRECTORS WHOSE TERMS EXPIRE IN 1997

Lawrence B. Buttenwieser ...........   63    PARTNER, ROSENMAN & COLIN. Mr.  Buttenwieser served as a director  of
  1989                                         WCI  from  1963 to  1990. Mr.  Buttenwieser has  been a  partner at
                                               Rosenman & Colin (attorneys) for more than the past five years.  He is  also a director of General American Investors Company, Inc. Mr.
                                               Buttenwieser is an Unaffiliated Director.

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
David T. Kearns ....................   64    RETIRED CHAIRMAN AND  CHIEF EXECUTIVE OFFICER  OF XEROX  CORPORATION.
  1993                                         Mr.  Kearns  served  as  a  Senior  University  Fellow  at  Harvard
                                               University from  August 1993  to March  1995 and  served as  Deputy
                                               Secretary  of the U.S. Department of  Education from May 1991 until
                                               January 1993.  Prior  to  that,  he served  as  Chairman  of  Xerox
                                               Corporation  from 1985 until  May 1991, having  served as its Chief
                                               Executive Officer from 1982 to August 1990. He previously served as a director of the Company from 1978 until May 1991 when he resigned to accept his government appointment. He is also a director of  The
                                               Chase Manhattan Corporation and Ryder System, Inc. Mr. Kearns is an
                                               Unaffiliated Director.

Gerald M. Levin ....................   55    CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER OF THE
  1988                                         COMPANY.  Mr. Levin became  Chairman of the  Board of Directors and
                                               Chief Executive Officer of the Company on January 21, 1993,  having served  as President and Co-Chief  Executive Officer since February
                                               20, 1992. Prior to that, Mr.  Levin served as Vice Chairman of  the
                                               Board  and Chief  Operating Officer of  the Company  from May 1991, having served as  Vice Chairman of  the Board of  the Company  from
                                               July  1988. He previously served as  a director of the Company from
                                               1983  until  January  1987.  He  is  also  a  director  of   Turner
                                               Broadcasting   System,  Inc.   and  a   member  of   the  Board  of
                                               Representatives of  Time  Warner Entertainment  Company,  L.P.  Mr.
                                               Levin is an Affiliated Director.

J. Richard Munro ...................   64    CHAIRMAN OF THE EXECUTIVE/FINANCE COMMITTEE OF THE BOARD OF DIRECTORS
  1978                                         OF, AND ADVISOR TO, THE COMPANY. Mr. Munro became an advisor to the
                                               Company  in July 1994.  He has served  as the sole  Chairman of the
                                               Executive Committee of the Board of Directors of the Company  since
                                               May  1990  and  in January  1993,  the functions  of  the Executive
                                               Committee and the Finance Committee were merged. Prior to May 1990,
                                               Mr. Munro  served as  Co-Chairman  of the  Board of  Directors  and
                                               Co-Chief Executive Officer of the Company from July 24, 1989. He is
                                               also   a  director  of  Genentech,  Inc.,  Kellogg  Company,  Kmart
                                               Corporation and  Mobil  Corporation.  Mr. Munro  is  an  Affiliated
                                               Director.

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
Richard D. Parsons .................   46    PRESIDENT OF THE COMPANY. Mr. Parsons became President of the Company
  1991                                         on  February  1, 1995.  Prior to  that, Mr.  Parsons served  as the
                                               Chairman of The  Dime Savings Bank  of New York,  FSB ('DSB')  from
                                               January  1991 and  Chief Executive Officer  from July  1990. He was
                                               President of  DSB from  July 1988  to  June 1990.  He served  as  a director  of  American Television  and  Communications Corporation,
                                               then an 82%-owned subsidiary of  the Company, from 1989 until  1991 and is currently also a director of Dime Bancorp, Inc., the Federal
                                               National  Mortgage Association and Philip Morris Companies Inc. and
                                               a  member  of   the  Board  of   Representatives  of  Time   Warner
                                               Entertainment Company, L.P. Mr. Parsons is an Affiliated Director.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors currently has designated five principal standing committees. The Company believes that it is in the best interest of the Company's stockholders that each of the Audit, Compensation and Nominating and Governance Committees be composed of at least a majority of Unaffiliated Directors. As noted below, each of such committees is composed entirely of Unaffiliated Directors. The current members and functions of all the Board's committees are as follows:

     Audit Committee. The Audit Committee is composed entirely of Unaffiliated Directors. Its members are Messrs. Buttenwieser (Chair), Kearns, Luce and Miles. The functions of the Audit Committee, which met twice during 1994, include (i) the review of the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors; (ii) the review, in consultation with the independent auditors and the Company's chief internal auditor, of the plan and results of the annual audit and the adequacy of the Company's internal accounting controls; (iii) the review, in consultation with management and the independent auditors, of the Company's annual financial statements and the results of each external audit; and (iv) the review, in consultation with the Company's independent auditors and the Company's principal financial officer and principal accounting officer, of the auditing and accounting principles and practices to be used in the preparation of the Company's financial statements.

     The Audit Committee has authority to consider the qualification of the Company's independent auditors and make recommendations to the Board of Directors as to their selection, and review and resolve any differences of opinion between such independent auditors and management relating to the preparation of the annual financial statements.

     Compensation Committee. The Compensation Committee is composed entirely of Unaffiliated Directors. Its members are Mr. Finkelstein, Ambassador Hills and Messrs. Mark (Chair), Troubh and Vincent. The Compensation Committee, which met four times during 1994, has authority to engage independent compensation consultants to assist the Committee in its review of the Company's executive compensation. The Compensation Committee also has authority, as delegated by the Board of Directors, to administer the Company's executive compensation plans.

The Compensation Committee, after receiving and considering the recommendations of the Company's Chief Executive Officer, determines the salaries and incentive compensation (including the grant of stock options) and employment agreements of the executive officers of the Company. See 'Compensation Committee Report on Compensation of Executive Officers of the Company.'

     Nominating and Governance Committee. The Nominating and Governance Committee is composed entirely of Unaffiliated Directors. Its members are Mr. Adelson, Mrs. Greenough and Messrs. Perkins (Chair) and Vincent. The Nominating and Governance Committee, which met twice during 1994, has authority to review the size and composition of the Board of Directors and recommends nominees to serve on the Board of Directors and considers the qualification of candidates for election as directors. Nominees to the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board of Directors. In carrying out its responsibilities, the Nominating and Governance Committee will consider candidates recommended by other directors, employees and stockholders. Written suggestions for nominees should be sent to the Secretary of the Company.

     The Company's By-laws provide that any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors only if timely written notice in proper form of the intent to make a nomination at a meeting of stockholders is received by the Secretary of Time Warner at 75 Rockefeller Plaza, New York, NY 10019. To be timely and in proper form under the By-laws, the notice generally must be delivered not less than 60 nor more than 90 days prior to the date of the meeting at which directors are to be elected and must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

     Editorial Committee. The Editorial Committee is composed of all of the directors except for Messrs. Levin and Parsons and Mr. Luce serves as its chairman. The Editorial Committee, which met once in 1994, has authority to review with the Company's editor-in-chief significant editorial developments and plans affecting the Company's magazines, editorial personnel policies, major editorial staffing matters and policies and procedures regarding journalistic standards and accuracy. The Company's editor-in-chief, in consultation with the Editorial Committee, makes recommendations to the Board of Directors regarding the election of a successor editor-in-chief.

     Executive/Finance Committee. The members of the Executive/Finance Committee are Messrs. Adelson, Finkelstein, Mrs. Greenough and Messrs. Levin, Munro (Chair), Parsons, Perkins and Troubh. The Executive/Finance Committee did not meet during 1994 but took action by written consent on six occasions. The Executive/Finance Committee may exercise all the authority of the Board of Directors in the management of the business and affairs of the Company, except for matters related to the composition of the Board of Directors and its committees, changes in the By-laws, changes in matters specifically delegated to other committees and certain other significant corporate matters.

     During 1994, the Board of Directors met eight times and no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

DIRECTOR COMPENSATION

     Directors who are not officers or employees of the Company or any of its subsidiaries ('Eligible Directors') currently receive $60,000 as an annual retainer, half of which is paid in cash and the remaining half in shares of Common Stock under the 1988 Restricted Stock Plan for Non-Employee Directors (the 'Directors' Stock Plan'). In addition, a fee of $2,500 is paid for attendance at each special Board meeting and $1,000 is paid for attendance at each committee meeting not held in conjunction with a Board meeting. Committee chairmen do not receive additional compensation. Eligible Directors are also reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging.

     Directors who are officers of or employed by the Company or any of its subsidiaries are not additionally compensated for their Board and committee activities.

     Under the Directors' Stock Plan, which was approved by stockholders of the Company, each Eligible Director is generally issued an annual grant of shares of Common Stock ('Restricted Shares') having a market value of $30,000. During the restriction period provided under the Directors' Stock Plan (the 'Restriction Period'), the Eligible Director has the right to vote his or her Restricted Shares, to receive and retain all regular cash dividends, and to exercise all other rights as a holder of Common Stock, but may not dispose of the Restricted Shares, and the Company retains custody of the stock certificates and all distributions other than regular cash dividends.

     The Restriction Period ends, and all Restricted Shares (including any distributions retained by the Company) become vested, upon the termination of the Eligible Director's service on the Board of Directors on account of (i) mandatory retirement; (ii) failure to be reelected by stockholders; or (iii) death or disability. In addition, the Restriction Period ends in the event of a purchase of shares pursuant to a tender offer or certain other transactions and, with the approval of the Board on a case by case basis, under certain other designated circumstances. If an Eligible Director leaves the Board of Directors for any reason other than as set forth above, then all Restricted Shares issued to such Eligible Director are forfeited to the Company. In 1994, each Eligible Director received 779 Restricted Shares under the Directors' Stock Plan.

     The Company also has a deferred compensation plan for Eligible Directors. Under this plan, Eligible Directors may elect each year to defer payment of 25%, 50%, 75% or 100% of their cash compensation payable during the next calendar year. Amounts deferred under the plan are increased based on an interest factor or the hypothetical investment in shares of Common Stock and dividends thereon, with the higher valuation used to determine the amount paid upon distribution. Amounts deferred are payable in a lump-sum or in installments, generally upon attainment of age 70 or cessation of service as a director of the Company for certain enumerated reasons.

     The Company also maintains a retirement plan for its Eligible Directors who have served as such for at least three years. Under this plan, each such Eligible Director will receive an annual retirement benefit commencing after the later of stepping down from the Board of Directors or attaining age 60 (or earlier in the event such Eligible Director becomes disabled), equal to one-half of the value of the annual retainer (including cash and Restricted Shares) payable on the last day that the Eligible Director served on the Board of Directors, which benefit will be paid for the number of years of service as an Eligible Director. Service as an outside director of WCI prior to July 24, 1989 is considered credited service under this plan. In the event an Eligible Director dies prior to the commencement or completion of payment of benefits under the retirement plan, a lump-sum cash payment will be made in an amount equal to the total benefits or remaining benefits the Eligible Director would have been entitled to receive had he or she not died. The Chief Executive Officer of the Company may accelerate payment of the annual retirement benefit accrued to an Eligible Director under the plan.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth as of February 1, 1995 (except as noted) for each current director, each nominee for election as a director, each of the executive officers named in the Summary Compensation Table below and for all current directors and executive officers as a group, information concerning the beneficial ownership of Common Stock and the Company's 8 3/4% Convertible Subordinated Debentures due 2015 (the '8 3/4% Debentures'), which are convertible into Common Stock.

     As of February 1, 1995, the approximate aggregate market value of the Common Stock and 8 3/4% Debentures held by certain persons as set forth in the table below (exclusive of shares subject to stock options) was as follows: 12 current Unaffiliated Directors -- $245 million; and all current directors -- $272 million. In addition, as of December 31, 1994, the trusts maintained pursuant to the Company's qualified employee benefit plans, other than pension plans, held Common Stock and 8 3/4% Debentures valued at approximately $662 million in accounts for the benefit of employees of the Company and its subsidiaries.

                                                            SECURITIES BENEFICIALLY OWNED(1)
                                          --------------------------------------------------------------------
                                                 TITLE OF         NUMBER OF SHARES OR     OPTION      PERCENT
NAME                                             SECURITY         PRINCIPAL AMOUNT(2)    SHARES(3)    OF CLASS
----------------------------------------  ----------------------  -------------------    ---------    --------

Merv Adelson............................  Common                          360,213          348,848      *
                                          8 3/4% Debentures           $ 8,450,850                       *
Lawrence B. Buttenwieser (4)............  Common                           75,533           --          *
                                          8 3/4% Debentures           $   489,650                       *
Edward S. Finkelstein...................  Common                            8,141           --          *
Beverly Sills Greenough (5).............  Common                           20,553           --          *
                                          8 3/4% Debentures           $    40,000                       *
Peter R. Haje (10)......................  Common                            9,158          661,954      *
                                          8 3/4% Debentures           $    39,000                       *
Carla A. Hills (10).....................  Common                            2,253           --          *
Geoffrey W. Holmes (10).................  Common                           44,296          468,212      *
                                          8 3/4% Debentures           $ 1,086,750                       *
Tod R. Hullin (10)......................  Common                            1,713          243,058      *
David T. Kearns.........................  Common                            1,953           --          *
Gerald M. Levin (10)....................  Common                          365,151        2,200,268      *
Henry Luce III (6)......................  Common                        5,892,792           --           1.6%
                                          8 3/4% Debentures           $ 5,495,000                       *
Reuben Mark.............................  Common                            9,653           --          *
Michael A. Miles (7)....................  Common                            3,500           --          *
J. Richard Munro (8)(10)................  Common                          381,981          442,556      *
Richard D. Parsons......................  Common                            5,213           --          *
Donald S. Perkins.......................  Common                           13,318           --          *
Raymond S. Troubh (9)...................  Common                            8,713           --          *
                                          8 3/4% Debentures           $   315,350                       *
Francis T. Vincent, Jr..................  Common                           11,653           --          *
Bert W. Wasserman (11)..................  Common                           75,939          980,772      *
                                          8 3/4% Debentures           $   399,700                       *
All current directors and executive       Common                        7,239,598        4,392,581       3.1%
  officers (20 persons) as a group        8 3/4% Debentures           $14,856,850                       *
  (4)-(10)..............................

------------

* Represents beneficial ownership of less than one percent of issued and outstanding stock on February 1, 1995.

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). Unless otherwise indicated, beneficial ownership

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     includes both sole voting and sole investment power. This table does not include, unless otherwise indicated, any shares of Common Stock or other equity securities of the Company which may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees. The shares of Common Stock held by certain subsidiaries of the Company, which are not entitled to be voted at the Annual Meeting, are excluded for purposes of calculating the Percent of Class. As of February 1, 1995, none of the named persons or group beneficially owns any of the Company's Series B 6.40% Preferred Stock or Liquid Yield Option'tm' Notes due 2013.

 (2) Excludes shares of Common Stock issuable upon conversion of the 8 3/4% Debentures. Each $47.73 principal amount of 8 3/4% Debentures is currently convertible into one share of Common Stock. Shares of Common Stock issuable upon conversion of the 8 3/4% Debentures are included in the 'Percent of Class' calculation pursuant to Rule 13d-3 under the Exchange Act.

 (3) Reflects shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on February 1, 1995, were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed 'Number of Shares.'

 (4) Includes 1,280 shares of Common Stock owned of record and beneficially by Mr. Buttenwieser's wife and 22,656 shares of Common Stock held of record by a trust of which Mr. Buttenwieser and others are trustees in which Mr. Buttenwieser has no beneficial interest and as to all of which Mr. Buttenwieser disclaims any beneficial ownership.

 (5) Includes 10,240 shares of Common Stock held by a trust of which Mrs. Greenough is the beneficiary but as to which she has no voting or investment power.

 (6) Includes 215,004 shares of Common Stock held by a trust of which Mr. Luce is sole trustee, an aggregate of 710,608 shares of Common Stock held by various trusts of which Mr. Luce is a co-trustee and 4,636,072 shares of Common Stock and $5,495,000 principal amount of 8 3/4% Debentures beneficially owned by The Henry Luce Foundation, Inc., of which Mr. Luce is one of twelve members and twelve directors.

 (7) Mr. Miles purchased these shares on February 10, 1995.

 (8) Includes 35,830 shares of Common Stock held of record and beneficially by members of Mr. Munro's family, as to which Mr. Munro disclaims any beneficial ownership.

 (9) Includes 3,200 shares of Common Stock held beneficially by Mr. Troubh's wife, as to which Mr. Troubh disclaims any beneficial ownership.

(10) Includes an aggregate of approximately 49,600 shares of Common Stock held by two trusts under employee stock plans of the Company for the benefit of current directors and executive officers of the Company (including 2,670 shares for Mr. Haje, 1,713 shares for Mr. Hullin, 10,004 shares for Mr. Levin and 17,961 shares for Mr. Munro) and an aggregate of 55,710 shares of Common Stock beneficially owned by certain relatives of such persons. In addition, Mr. Holmes beneficially owns 4,296 shares of Common Stock through two trusts under employee benefit plans.

(11) Includes $2,700 principal amount of 8 3/4% Debentures held of record by a partnership of which Mr. Wasserman is a general partner and 4,471 shares of Common Stock held by two trusts under employee stock plans for Mr. Wasserman's benefit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

NAME AND ADDRESS                                                        SHARES OF COMMON STOCK       PERCENT OF
OF BENEFICIAL OWNER                                                       BENEFICIALLY OWNED          CLASS(1)
---------------------------------------------------------------------   ----------------------    -----------------

The Capital Group Companies, Inc.  ..................................        34,560,380(2)                   9.09% (2)
  333 South Hope Street
  Los Angeles, California 90071
The Seagram Company Ltd.  ...........................................        56,763,349(3)                  14.95% (3)
  1430 Peel Street
  Montreal, Quebec, Canada H3A 1S9

------------

(1) The shares of Common Stock held by certain subsidiaries of the Company, which are not entitled to be voted at the Annual Meeting, are excluded for purposes of calculating the 'Percent of Class.'

(2) Beneficial ownership is as of December 31, 1994. The Capital Group Companies, Inc., a holding company, has filed with the Securities and Exchange Commission a statement on Schedule 13G dated February 8, 1995 to the effect that it (directly or indirectly) has sole dispositive power over all these shares, that it has sole voting power over 7,260,800 of these shares and that these shares are held principally by Capital Research and Management Company, an investment adviser, and Capital Guardian Trust Company, a bank. The Capital Group Companies, Inc. has advised the Company

                                              (footnotes continued on next page)

(footnotes continued from previous page) that the shares of Common Stock reported as beneficially owned assumes the conversion of convertible securities, that all of the reported shares are held for the benefit of its clients and that it and each of its subsidiary investment management companies acts separately in exercising investment discretion over its managed accounts.

(3) Beneficial ownership and 'Percent of Class' are as of February 28, 1995. The Seagram Company Ltd. has filed with the Securities and Exchange Commission Amendment No. 7, dated April 13, 1994, to its statement on Schedule 13D and a statement of Changes in Beneficial Ownership on Form 4 dated May 9, 1994 to the effect that it indirectly through its indirect wholly owned subsidiary, Seagram Inc., has sole voting and sole dispositive power over all these shares.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE  REPORT  ON COMPENSATION  OF  EXECUTIVE OFFICERS  OF  THE
COMPANY

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Company's executive compensation programs are designed with a particular emphasis on motivating the executives to continue to achieve the Company's business objectives, including increasing stockholder value. Each of the Company's executive officers was in 1994, and is currently, employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such officer for an extended period. The minimum salary to which each executive officer is entitled is specified in the employment agreement, but the annual bonus, which is a major part of an executive officer's cash compensation, and awards of stock options for executive officers are approved by the Compensation Committee of the Board of Directors of the Company, which is comprised entirely of Unaffiliated Directors. The principal terms of the employment agreements of certain executive officers are described under 'Employment Arrangements.'

     The Company believes that it is in the best interest of its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company's stockholders. The Company's current compensation strategy is designed to maintain a high proportion of pay at risk in the form of a variable annual incentive bonus (which permits individual performance to be appropriately recognized on an annual basis) and stock-based compensation (which permits a meaningful portion of the executive's long-term rewards to coincide with long-term stock price appreciation recognizable by the stockholders). To this end, the Company's remuneration programs for its executive officers award annual performance bonuses and, when appropriate, stock options. The Compensation Committee takes into account the total compensation from all sources provided to the individual by the Company, including deferred compensation, savings and retirement plans and insurance and other benefits. As discussed elsewhere in this Proxy Statement, the Company has proposed for stockholder approval an annual bonus plan for the Chief Executive Officer and certain other executive officers of the Company that the Company expects will qualify the compensation paid to them under this plan for income tax deductibility under section 162(m) of the Internal Revenue Code of 1986, as amended.

     In addition, because of the restrictions on tax deductibility imposed by such section 162(m), the Company has adopted a general policy, commencing for 1994, of awarding stock options to its executive officers only pursuant to plans that the Company expects will satisfy the requirements of section 162(m). In addition, in 1994 the Company did not, and for 1995 the Company does not expect to, pay the named executive officers cash compensation in excess of the section 162(m) deductibility limit because of individual executive officers' compensation deferral arrangements, the effect of 'grandfathering' provisions of the tax laws, the stockholder approval of the Annual Bonus Plan for the Chief Executive Officer or the anticipated stockholder approval at the Annual Meeting of the amended and restated Annual Bonus Plan for Executive Officers described elsewhere in this Proxy Statement. The Company's Board of Directors, or the Compensation

Committee, however, retains discretion to authorize the payment of other compensation that does not qualify for income tax deductibility under section 162(m).

     During 1994, several of the Company's executive officers were awarded stock options. These awards were made after a review of the exercise prices, numbers and dates of the awards of those options already held by the executive officers of the Company and a comparison to those held by other members of the Company's senior management. Although there are no particular targets with respect to executive officers' holdings of stock options, the Compensation Committee believes that the higher the level of an executive's responsibilities, the larger the stock-based component of his compensation should be.

     The Chief Executive Officer reviewed executive performance with and recommended to the Compensation Committee the amount of each other executive officer's annual incentive bonus and stock option award, if any. These variable elements in the compensation of the Company's executive officers recognize individual contributions and are determined based upon the level of the executive's responsibilities, the efficiency and effectiveness with which he marshals resources and oversees the matters under his supervision, the degree to which he has contributed to the accomplishment of major tasks that advance the Company's goals and succession arrangements. In light of the nature of their responsibilities, particularly the fact that these officers have overall corporate policy-making and administrative responsibilities and do not directly oversee principal operating units of the Company, the Compensation Committee's assessment may not be based directly on corporate performance from a financial standpoint but relate generally to the accomplishment of the Company's goals as a whole. However, the Company's financial performance is a key factor that affects the overall level of compensation for all executive officers.

     In 1994, the Company took important strides toward its major strategic goals for the year and achieved its major financial goals on a Company-wide basis and, in significant part, achieved such goals at its operating levels. These achievements included: significantly advancing its cable clustering strategy through the Summit Communications Group, Inc. and Advance Publications, Inc./Newhouse Broadcasting Corporation agreements; developing and solidifying the strength of corporate and divisional management by promoting and recruiting qualified executives and entering into long-term agreements with certain current executives; establishing numerous international expansions; beginning the expansion of its cable operations into telephony; demonstrating the technological feasibility of the Full Service Network'tm' with its launch in Orlando, Florida; showing its ability to support the Full Service Network and other interactive and video media and to increase profitability by identifying and developing potential expansions and extrapolations of products of the Company's operating divisions into those realms; the development of The WB, a new television network launched in January 1995; exerting high level impact on technological and policy standards for the 'information super highway;' maintaining effective communications about the Company's business strategies with its various constituencies, as well as various governmental bodies on legislative and regulatory initiatives; and making improvements in the Company's corporate governance policies. These accomplishments and the Company's performance as a whole had a significant impact on the assessment of the annual incentive bonus compensation for all of the Company's executive officers.

     The level of  Mr. Levin's 1994  annual incentive bonus  as Chairman of  the
Board and Chief Executive Officer was based on a determination of the Compensation Committee, the starting point of which was the calculation of the maximum bonus payable pursuant to the stockholder-approved Annual Bonus Plan for Mr. Levin, which is expected to permit the Company a federal income tax deduction for any bonus paid pursuant to such Plan. Such calculation was based on a percentage of the amount by which the Company's EBITDA (as defined) for 1994 exceeded the Company's average EBITDA for the preceding three years and resulted in a maximum deductible annual bonus equal to $4.9 million. In addition, for 1994, both strategic, non-financial and additional financial goals were established for Mr. Levin and were used to examine his performance and determine the amount of his bonus compensation within the Plan's parameters. Operational targets were established based on divisional and Company-wide earnings before interest, taxes, depreciation and amortization ('EBITDA') and on cash flow. Mr. Levin's qualitative goals included creating new revenue streams by extrapolating existing franchises at each of the Company's operating divisions, playing an effective role in the public debate concerning government policy and technological standards relating to the 'information super highway' and the Full Service Network, strengthening and developing the skills and depth of senior management at the Company and at its operating divisions, continuing to enhance the Company's reputation among its major constituencies as a solid, socially progressive and strategically oriented company and establishing a good record on corporate governance issues. The Committee's evaluation also took into account the performance of the Company's Common Stock during the year, giving appropriate recognition, in its view, to the effects of general market conditions, external influences thereon and efforts made by management to impact market performance positively.

     The total compensation opportunity for Mr. Levin was reviewed in the context of the Bonus Plan maximum and total compensation packages awarded to chief executive officers at selected public companies with broad consumer product, entertainment and media orientations. In light of Mr. Levin's achievement of a high level of performance, as reflected in the Company's accomplishments discussed above, the Compensation Committee placed his total cash compensation for the year in the upper quartile of such compensation paid to the comparison group. The companies included in this comparison are for the most part not the same as the companies included in the peer group index in the graph showing the comparison of five-year cumulative total stock returns shown elsewhere in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are composed of a broader class than the companies with which the Company would be compared for stock performance purposes. The Compensation Committee considered the decline in the Company's Common Stock price during the year and acknowledged that the performance of the Common Stock had a significant impact on the long-term, stock-based components of Mr. Levin's compensation. Mr. Levin's bonus level was based on the Compensation Committee's review of Mr. Levin's accomplishment of his goals and reflects the Committee's positive evaluation of his stewardship of the Company's significant accomplishments during 1994, despite particularly difficult regulatory, strategic and market environments, and his favorable positioning of the Company, its management, product lines and services for the future.

     As discussed above, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Company's executive officers. No specific weighting was assigned by the Compensation Committee or the Board to any of the factors considered in determining the remuneration paid to Mr. Levin or the other executive officers for 1994.

  Members of the Compensation Committee

      Reuben Mark (Chairman)
      Edward S. Finkelstein
      Carla A. Hills
      Raymond S. Troubh
      Francis T. Vincent, Jr.

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation paid to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company who served in such capacities on December 31, 1994 (the 'named executive officers') for services rendered to the Company during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM         ALL OTHER
                                               ANNUAL COMPENSATION              COMPENSATION(5)   COMPENSATION(6)
                                    -----------------------------------------   ---------------   ---------------
                                                                   OTHER          SECURITIES
     NAME AND PRINCIPAL                                           ANNUAL          UNDERLYING
      POSITION IN 1994       YEAR   SALARY(3)      BONUS      COMPENSATION(4)   OPTIONS AWARDED
---------------------------- ----   ----------   ----------   ---------------   ---------------

Gerald M. Levin ............ 1994   $1,050,000   $4,000,000      $ 130,390           --               $150,667
  Chairman of the Board and  1993    1,050,000    4,000,000        104,000         1,000,000           139,784
  Chief Executive Officer    1992    1,050,000    2,500,000        100,600           --                150,143
  (1)

Peter R. Haje .............. 1994   $  675,000   $  975,000      $  51,500           --               $129,377
  Executive Vice President   1993      675,000    1,100,000        --                 50,000           119,391
  and General Counsel        1992      675,000      975,000         51,000           --                129,532

Bert W. Wasserman .......... 1994   $  825,000   $1,100,000      $  86,412           --               $149,113
  Executive Vice President   1993      675,000    1,100,000         67,500            50,000           136,699
  and Chief Financial        1992      675,000    1,000,000         76,000           --                147,505
  Officer

Geoffrey W. Holmes ......... 1994   $  525,000   $  600,000        --                 40,000          $ 58,556
  Senior Vice President,     1993      525,000      750,000        --                --                 54,551
  Technology (2)             1992      525,000      700,000        --                200,000            38,498

Tod R. Hullin .............. 1994   $  487,500   $  550,000        --                 40,000          $ 75,344
  Senior Vice President --   1993      406,250      550,000        --                 30,000            20,867
  Communications and Public  1992      406,250      500,000        --                --                 20,309
  Affairs

------------

(1) Mr. Levin became Chairman of the Board and Chief Executive Officer on January 21, 1993, having served as President and Co-Chief Executive Officer from February 20, 1992, and Vice Chairman of the Board and Chief Operating Officer prior to that.

(2) Mr. Holmes became Senior Vice President, Technology on January 21, 1993, having served as a Senior Vice President prior to that.

(3) Amounts shown in the table include credits to each named executive officer's deferred compensation account equal to one third of the total shown under the 'salary' column for each of 1994, 1993 and 1992, except that the credits to Mr. Hullin's account for each of 1993 and 1992 were $81,250.

(4) In accordance with rules of the Securities and Exchange Commission, amounts totalling less than $50,000 have been omitted. The amounts of personal benefits shown in this column for 1994 that represent more than 25% of the applicable executive's total Other Annual Compensation include financial services of $80,000 to Mr. Levin, $27,500 to Mr. Haje and $70,000 to Mr. Wasserman and a $24,000 automobile allowance to Mr. Haje.

(5) None of the options indicated was awarded with tandem stock appreciation rights. No restricted stock was granted to the above-named executive officers during 1992, 1993 or 1994 and none of such executive officers, as of December 31, 1994, held any restricted stock.

(6) The amounts shown in this column for 1994 include the following:

          (a) Pursuant to the Time Warner Employees' Savings Plan, a defined contribution plan established under section 401(k) of the Internal Revenue Code of 1986, as amended (the 'Code'), available generally to employees of the Company, in 1994, each executive named above deferred a portion of his annual compensation and the Company contributed $2,000 for the first $3,000 so deferred by the executive ('Matching Contribution'). These Matching Contributions were invested in a fund maintained under the plan trust primarily invested in Common Stock.

          (b) Pursuant to the Time Warner Employees' Stock Ownership Plan ('TESOP'), a defined contribution plan available generally to employees of the Company, the Company may make annual contributions to a trust for the benefit of eligible employees of the Company in amounts approved by the Board of Directors in its discretion, but not to exceed 12% of total eligible compensation. For the 1994 plan year, the Company allocated to each participant's account in the trust established under TESOP 8% of total eligible compensation of each eligible employee of the Company, including $12,000 for the account of each executive named above. The Company's contribution may be made in shares of Common Stock and/or in cash which will be used to acquire shares of Common Stock. Because Internal Revenue Service regulations have limited the amount of eligible compensation under TESOP to $150,000, the Company has adopted a

                                              (footnotes continued on next page)

(footnotes continued from previous page) non-qualified 'supplemental' TESOP covering eligible compensation between $150,000 and $250,000 in 1994 (increased 5% per year thereafter, to a maximum of $350,000). The Company's contribution to this supplemental plan, $8,000 in 1994 for each named executive officer, is maintained pursuant to an unfunded, non-qualified deferred compensation plan and is deemed to earn interest at the long-term applicable federal rate as announced monthly by the Internal Revenue Service, compounded daily.

          (c) The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 1994, the Company maintained for certain members of senior management, including Messrs. Levin, Haje, Wasserman and Holmes, certain supplemental life insurance benefits. For 1994, the Company paid premiums for this supplemental coverage of approximately $150 for each of Messrs. Levin and Haje, $1,079 for Mr. Holmes and $12,054 for Mr. Wasserman. The Company also maintained split-dollar life insurance policies on the lives of the named executive officers and paid the following amounts allocated to the term portion of the split-dollar coverage for 1994: Mr. Levin, $11,119; Mr. Haje, $11,651; Mr. Wasserman, $17,912; Mr. Holmes, $1,098; and Mr. Hullin, $2,501. Mr. Holmes also reimbursed the Company for part of this portion of the insurance coverage. The actuarial equivalent of the value of the premiums paid by the Company for 1994 based on certain assumptions regarding interest rates and periods of coverage are: Mr. Levin, $128,517; Mr. Haje, $107,227; Mr. Wasserman, $115,059; Mr. Holmes, $35,477; and Mr. Hullin
    $53,344. It is anticipated that the Company will recover the net after-tax cost of the premiums on these policies or the cash surrender value thereof. For a description of life insurance coverage for certain executive officers and directors provided pursuant to the terms of their employment agreements, see 'Employment Arrangements.'

STOCK OPTION GRANTS DURING 1994

     The following table sets forth certain information with respect to employee options to purchase shares of Common Stock ('options') awarded during 1994 to the named executive officers. All such options were nonqualified options and no stock appreciation rights ('SARs') alone or in tandem with stock options were awarded in 1994.

                          STOCK OPTION GRANTS IN 1994

                                                INDIVIDUAL GRANTS(1)
                                  -------------------------------------------------
                                                 PERCENT
                                                OF TOTAL                                           POTENTIAL REALIZABLE
                                  NUMBER OF      OPTIONS                                         VALUE AT ASSUMED ANNUAL
                                  SECURITIES     GRANTED     EXERCISE                              RATES OF STOCK PRICE
                                  UNDERLYING       TO        OR BASE                           APPRECIATION FOR OPTION TERM
                                   OPTIONS      EMPLOYEES     PRICE      EXPIRATION    --------------------------------------------
             NAME                  GRANTED       IN 1994      ($/sh)        DATE            0%($)            5%($)         10%($)
-------------------------------   ----------    ---------    --------    ----------         -----          ----------    ----------
Gerald M. Levin................      --           --           --           --             --                  --            --
Peter R. Haje..................      --           --           --           --             --                  --            --
Bert W. Wasserman..............      --           --           --           --             --                  --            --
Geoffrey W. Holmes.............     40,000         .66%       $40.56       3/15/04              0          $1,022,112    $2,579,616
Tod R. Hullin..................     40,000         .66         40.56       3/15/04              0           1,022,112     2,579,616

------------

(1) Options for executive officers are generally awarded pursuant to plans approved by the Company's stockholders and the terms are governed by the plans and the recipient's option agreement. The option exercise price is the fair market value of the Common Stock on the date of grant. The options awarded in 1994 to the named executive officers become exercisable in installments of one-third on the first three anniversaries of the date of grant. Payment of the exercise price of an option may be made in cash or, in whole or in part, in full shares of Common Stock already owned by the holder of the option. The payment of withholding taxes due upon exercise of an option may generally be made with shares of Common Stock.

     As required by rules of the Securities and Exchange Commission, the dollar amounts in the last two columns represent the hypothetical gain or 'option spread' that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full ten-year option term (resulting in 63% and 159% appreciation, respectively). These assumed rates of appreciation applied to the price on the date of the awards would result in a Common Stock price on March 15, 2004 of $66.11 and $105.05, respectively. If these price appreciation assumptions are applied to all of the Company's currently outstanding Common Stock, such Common Stock would appreciate in the aggregate by approximately $9.7 billion and $24 billion, respectively, over the ten-year period ending on March 15, 2004. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Common Stock.

OPTION EXERCISES AND VALUES IN 1994

     The following table sets forth as to each of the named executive officers information with respect to option exercises during 1994 and the status of their options on December 31, 1994: (i) the number of shares of Common Stock underlying options exercised during 1994; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the total number of shares of Common Stock underlying exercisable and nonexercisable stock options held on December 31, 1994; and (iv) the aggregate dollar value of in-the-money exercisable and nonexercisable stock options on December 31, 1994.

                     AGGREGATE OPTION EXERCISES DURING 1994
                                      AND
                       OPTION VALUES ON DECEMBER 31, 1994

                             NUMBER OF                          NUMBER OF SHARES                  DOLLAR VALUE OF
                               SHARES        DOLLAR          UNDERLYING UNEXERCISED          UNEXERCISED IN-THE-MONEY
                             UNDERLYING       VALUE            OPTIONS ON 12/31/94             OPTIONS ON 12/31/94*
                              OPTIONS       REALIZED      -----------------------------    -----------------------------
           NAME              EXERCISED     ON EXERCISE    EXERCISABLE    NONEXERCISABLE    EXERCISABLE    NONEXERCISABLE
--------------------------   ----------    -----------    -----------    --------------    -----------    --------------

Gerald M. Levin (1).......      --            --           1,866,935          666,665      $18,694,468       $978,332
Peter R. Haje.............      --            --             645,287           33,333      $10,387,909       $ 12,500
Bert W. Wasserman.........      --            --             947,439           33,333      $ 2,913,250       $ 12,500
Geoffrey W. Holmes........      --            --             454,878          106,666      $ 1,229,654       $492,995
Tod R. Hullin.............      --            --             219,724           60,000      $ 3,029,458       $  7,500

------------

* Based on a closing price of $35.125 per share on December 30, 1994 as reported on the New York Stock Exchange Composite Listing.

(1) Mr. Levin is the only executive officer listed above who has been awarded SARs in tandem with any of his stock options. 313,600 of his options held on December 31, 1994 were awarded with tandem SARs and they all were awarded on or prior to September 22, 1989; and they are all currently exercisable and, at December 31, 1994, had a value of $2,168,400, but no separate value has been attributed to these SARs. These SARs are exercisable for Common Stock or cash, subject to a $250,000 limit on the amount of cash that may be received upon their exercise.

     The option exercise price of all the options held by the named executive officers is the fair market value of the Common Stock on the date of grant except for 500,000 of Mr. Levin's options, awarded in 1993, half of which was awarded at an exercise price 25% and 50%, respectively, above the fair market value of the Common Stock on the date of grant. All such options become immediately exercisable in full upon the occurrence of certain events, including the death or total disability of the option holder, certain change-of-control transactions and, in most cases, the Company's breach of the holder's employment agreement.

     The options held by executive officers remain exercisable for the full term of their employment agreements in the event their employment terminates as a result of the Company's breach. For some executive officers, their options remain exercisable for the full term of the options if their employment is terminated for any reason other than for cause, including death. Otherwise, options may generally be exercised for one year after death or total disability. All options terminate immediately if the holder's employment is terminated for cause. The terms of the options shown in the chart are generally ten years, although 320,000 options held by Mr. Levin have a term of 15 years from the date of award.

EMPLOYMENT ARRANGEMENTS

     The Company is, or during 1994 was, a party to employment agreements with the executive officers and certain directors of the Company. These agreements have been filed with the Securities and Exchange Commission as exhibits to the Company's periodic filings.

Employment Agreements of the Named Executive Officers

     Among other things, the agreements with the Company's executive officers typically provide for: a fixed term of employment in a specified executive post; annual salary; deferred compensation, generally equal to 50% of annual salary, which is invested and paid out as described below under 'Deferred Compensation;' an annual bonus in the discretion of the Board of

Directors or its Compensation Committee, all or a portion of which may be deferred at the election of the executive officer; and life insurance provisions generally providing for or contemplating split dollar policies, generally for the life of the executive and pursuant to which the Company recovers an amount equal to the net after-tax cost to the Company of the premiums on such policy or the cash surrender value thereof, as well as any group life insurance generally provided by the Company to its employees.

     Generally, such agreements include a narrow definition of the 'cause' for which an executive's employment may be terminated and in that event, the executive will only receive earned and unpaid base salary and deferred compensation accrued through such date of termination.

     These agreements typically provide that in the event of the Company's material breach or wrongful termination of an executive's employment, the executive will be entitled to elect either (a) to receive a lump-sum payment equal to the present value of the base salary, projected bonuses and deferred compensation otherwise payable during the remaining portion of the executive's term of employment or (b) to remain an employee of the Company through the end of the term of employment and, without performing any services, receive the base salary, bonuses and deferred compensation payable as if there had been no breach or wrongful termination. Executives are not generally required to mitigate damages after such a termination, other than as necessary to prevent the Company from losing any tax deductions that it otherwise would have been entitled to receive for any payments deemed to be 'contingent on a change' under the Code. In addition, these agreements typically provide that if an executive thereafter obtains other employment, the total cash salary and bonus received therefrom for services prior to the expiration of the executive's employment term (up to the amount of compensation paid to the executive by the Company for such period) must be paid over to the Company as received.

     In the event Mr. Hullin's employment terminates as a result of the Company's material breach or wrongful termination or the Company terminates his employment after the term of his employment agreement, Mr. Hullin is entitled to a minimum severance payment equal to the present value of three times the sum of his annual base salary, projected bonus and deferred compensation. In addition, the provisions of Mr. Hullin's employment agreement relating to mitigation of damages provide that he may retain and not pay over to the Company an amount equal to the severance he would have received in accordance with the Company's personnel policies if he had been job eliminated.

     If an executive becomes disabled during the term of his employment agreement the executive typically will receive full salary, bonus and deferred compensation for six months and 75% thereof through the end of the employment term or, in some cases, for three years, if longer. Deferred compensation will be maintained and paid after giving effect to the executive's base salary after disability. Any such payments will be reduced by amounts received from Worker's Compensation, Social Security and disability insurance policies maintained by the Company.

     If an executive dies during the term of an employment agreement, generally the executive's beneficiaries will receive the executive's earned and unpaid salary and deferred compensation to the last day of the month in which the death occurs and a pro rata portion of the executive's bonus for the year of his death.

     The minimum annual salaries and deferred compensation under these agreements for the executive officers listed in the Summary Compensation Table are as shown for 1994 in that Table. The expiration dates of these agreements and the amounts of the individual life insurance coverage for the lifetime of such persons are: Mr. Levin -- January 10, 2000 and $6 million; Mr. Haje -- December 31, 1995 and $4 million; Mr. Holmes -- December 31, 1995 and $2 million; and Mr. Hullin -- December 31, 1998 and $2 million. Effective January 1, 1995, Mr. Wasserman ceased to be an executive officer of the Company. Mr. Wasserman's pre-existing agreement with the Company provided for a term of employment through December 31, 1997 with an advisory arrangement for three years thereafter at $400,000 per year. It also provided for a salary increase to $650,000 per year on July 1, 1995 and $5.5 million of life insurance coverage for his lifetime. The Company remains obligated to pay Mr. Wasserman substantially in accordance with the terms of that agreement. In addition, all of Mr. Wasserman's stock options are now currently exercisable. Effective January 1, 1995, Mr. Holmes became the Chairman of the Board and Chief Executive Officer of Time Warner Interactive, Inc., a subsidiary of the Company, and resigned as an executive officer of the Company.

Compensation Arrangements with Certain Affiliated Directors

     The Company has an employment agreement with Mr. Parsons who, on February 1, 1995, became the President of the Company. The agreement expires on December 31, 1999 and is substantially the same in form as the agreements with the Company's other executive officers as described above. His agreement provides for a minimum annual salary of $600,000, deferred compensation equal to 50% of his annual salary, discretionary annual bonus and split dollar life insurance coverage of $4 million for his life. In addition, pursuant to this agreement, Mr. Parsons was awarded 300,000 stock options at an exercise price equal to the fair market value of the Common Stock on the date of award, and the Company is obligated to recommend that the Compensation Committee award him an additional 300,000 options prior to February 28, 1996, half of which are to have an option exercise price equal to the fair market value of the Common Stock on the date of the award and one quarter of which are to be awarded at an exercise price 25% and 50%, respectively, above the fair market value of the Common Stock on the date of the award. Mr. Parsons also participates in the Company's employee and senior executive benefit plans available to employees and senior executives generally and will be entitled to receive supplemental payments from the Company that will achieve a total retirement benefit equal to what he would have received if he had five additional years of credited service under the Pension Plan (described below).

     Under his employment agreement dated as of January 10, 1990, Mr. Munro served as an officer of the Company at an annual salary of $750,000 until July 24, 1994 when he retired as an employee and since then continues to serve as an advisor to the Company for five years. He receives no annual compensation for his advisory services; but in lieu thereof, on July 24, 1994, $3,082,402 was credited to a deferred account. This deferred account will be maintained substantially in accordance with the arrangements described under the heading 'Deferred Compensation' herein and payments from the account will be made to Mr. Munro in 44 quarterly installments that commenced on September 30, 1994. During 1994, the Company provided approximately $80,000 of personal benefits to Mr. Munro.

DEFERRED COMPENSATION

     Deferred compensation for executive officers is deposited into separate accounts maintained by the Company for each of such officers. The Company appoints an investment advisor for each such account subject to approval by the relevant executive. Funds are invested or deemed to be invested in securities as directed by the investment advisor, with the assumed after-tax effect upon the Company of gains, losses and income, and distributions thereof, and of interest expenses and brokerage commissions and other direct expenses attributed thereto, being credited or charged to the account. Payments are generally made to the officer from the account in installments to liquidate the account over a period of three to five years commencing on the date employment was to terminate under the employment agreement, or at such other times as the officer might have elected. Such payments include an amount equal to the assumed tax benefit to the Company of the compensation deduction available for tax purposes for the portion of the account represented by the net appreciation in such account, even though the Company might not actually receive such tax benefit.

     Amounts paid by the Company to the deferred compensation accounts of the named executive officers of the Company for 1994 are reflected in the Summary Compensation Table above.

TIME WARNER EMPLOYEES' PENSION PLAN

     The Time Warner Employees' Pension Plan, as amended (the 'Pension Plan'), provides benefits to eligible employees, including officers, of the Company and certain of its subsidiaries. Directors who are not also employees of the Company are not eligible to participate in the Pension Plan.

     A participant accrues benefits under the Pension Plan on the basis of 1 2/3% of the average annual compensation (defined as the average of the 60 highest consecutive months of compensation, which includes regular salary, overtime and shift differential payments, and non-deferred bonuses paid according to a regular program) for each year of service up to 30 years and 1/2% for each year of service over 30. Compensation for purposes of calculating average annual compensation under the Pension Plan is limited to $200,000 per year for 1988 through 1993 and $150,000 per year for 1994 and thereafter (both subject to adjustments provided in the Code). Eligible employees become vested in all benefits under the Pension Plan on the earlier of five years of service or certain other events.

     Annual pension benefits are reduced by a Social Security offset determined by a formula that takes into account credited service up to 35 years, covered compensation up to the average Social Security wage base and a disparity factor based on the age at which Social Security benefits are payable (the 'Social Security Offset'). The pension benefit of participants on December 31, 1977 in the former Time Employees' Profit-Sharing Savings Plan (the 'Profit Sharing Plan') is further reduced by a fixed amount attributable to a portion of the employer contributions and investment earnings credited to such employees' account balances in the Profit Sharing Plan as of such date (the 'Profit Sharing Plan Offset').

     Under the Pension Plan, employees who are at least 60 years old and have completed at least ten years of service may elect early retirement and receive the full amount of their annual pension ('early retirement'). An early retirement supplement is payable to an employee terminating employment at age 55 and before age 60, after 20 years of service, equal to the actuarial equivalent of such person's accrued benefit, or, if greater, an annual amount equal to 35% of such person's average compensation determined under the Pension Plan. The supplement ceases when the regular pension commences at age 60 or upon the death of the retiree.

     Federal law limits both the amount of compensation that is eligible for the calculation of benefits and the amount of benefits derived from employer contributions that may be paid to participants under the Pension Plan. However, as permitted by the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), the Company has adopted the Time Warner Excess Benefit Pension Plan (the 'Excess Plan'), which provides for payments by the Company of certain amounts which employees of the Company would have received under the Pension Plan if eligible compensation were limited to $250,000 in 1994 (increased 5% per year thereafter, to a maximum of $350,000) and there were no payment restrictions. For purposes of the Excess Plan, the $200,000 limit (as indexed for years after 1989) on eligible compensation will only apply to compensation received in 1988 through 1993; the $250,000 limit (as adjusted) will apply to compensation received in 1994 and thereafter.

     Certain employees of WCI and its subsidiaries have become employees of the Company and, accordingly, have become participants in the Pension Plan ('Transferred Employees'). Effective December 31, 1990, benefits accrued under the Warner Communications Pension Plan ('WCPP') for certain of these Transferred Employees (including the accrued benefits of Mr. Wasserman, Mr. Holmes and certain other executive officers of the Company) were transferred to the Pension Plan. Upon retirement or other termination of employment, the pension benefits of Transferred Employees whose accrued benefits from the WCPP were transferred to the Pension Plan will consist of two parts: (i) the accrued benefits transferred from the WCPP (based on the WCPP formula stated below) adjusted to reflect the average final compensation at actual retirement, and reduced if payable before age 65; and (ii) the full amount of their annual pension accrued under the terms of the Pension Plan following the date of transfer. These benefits will be payable from the Pension Plan and, where applicable, the Excess Plan. Benefits accrued under the WCPP that were transferred to the Pension Plan were based on the following formula: For post-1978 service, 1 1/4% of average final pay (generally, highest consecutive five-year average salary and bonus compensation) up to the participant's covered compensation limit (based on the participant's average compensation covered by Social Security) and 1 2/3% of average final pay over the covered compensation limit. For pre-1979 service, 45% of the participant's average final pay times a fraction, the numerator of which is years of service to 1979 and the denominator of which is years of projected service to his normal retirement date, prorated for less than 15 years of service. At February 1, 1995, the accrued annual benefit payable from the Pension Plan and the Excess Plan pursuant to the terms of the WCPP would be $120,000 to Mr. Wasserman and $37,957 to Mr. Holmes.

     The following table shows the estimated annual pension payable upon retirement to employees in specified remuneration and years-of-service classifications. The amounts shown in the table do not reflect the effect of the previously-described (i) Social Security Offset, (ii) Profit Sharing Plan Offset or (iii) early retirement supplements. The amount of the estimated annual pension is based upon a pension formula which applies to all participants in both the Pension Plan and the Excess Plan. The estimated amounts are based on the assumption that payments under the Pension Plan will commence upon normal retirement (generally age 65) or early retirement, that the Pension Plan will continue in force in its present form and that no joint and survivor annuity will be payable (which would on an actuarial basis reduce benefits to the employee but provide benefits to a surviving beneficiary). Amounts calculated under the pension formula which exceed ERISA limits will be paid under the Excess Plan from the Company's assets and are included in the amounts shown in the following table.

                                                         ESTIMATED ANNUAL PENSION FOR
HIGHEST CONSECUTIVE                                       YEARS OF CREDITED SERVICE
FIVE YEAR AVERAGE                    --------------------------------------------------------------------
COMPENSATION                            10          15          20          25          30          35
----------------------------------   --------    --------    --------    --------    --------    --------
$100,000..........................   $ 16,667    $ 25,000    $ 33,334    $ 41,668    $ 50,001    $ 52,501
 200,000..........................     33,334      50,001      66,668      83,335     100,002     105,002
 400,000..........................     66,668     100,002     133,336     166,670     200,004     210,004
 600,000..........................    100,002     150,003     200,004     250,005     300,006     315,006
 800,000..........................    133,336     200,004     266,672     333,340     400,008     420,008

     The amount of covered compensation that would be considered in the determination of the highest consecutive 60 months of compensation under the Pension Plan and the Excess Plan for each of Messrs. Levin, Haje, Wasserman, Holmes and Hullin is limited as a result of the imposition of the limitations on eligible compensation. However, because combined payments under the Pension Plan and the Excess Plan are based on the average of the 60 highest consecutive months of compensation (taking into account the compensation limits only for 1988 and thereafter), the compensation used for determining benefits under such Plans for Mr. Levin (and employees who participated in the Pension Plan prior to 1988) will include eligible compensation in years prior to 1988 which exceeded these limits. The estimated annual benefits payable under the Pension Plan and the Excess Plan, as of February 1, 1995 would be based on average compensation of $729,248 for Mr. Levin; $232,305 for Mr. Haje; $229,224 for Mr. Wasserman; $229,224 for Mr. Holmes; and $234,230 for Mr. Hullin with 22.8, 4.4, 5.2, 5.2 and 4.1 years of credited service as of February 1, 1995, respectively. In addition, pursuant to Mr. Hullin's employment agreement, Mr. Hullin will be entitled to receive supplemental payments from the Company that will achieve a total retirement benefit equal to what he would have received if he had five additional years of credited service under the Pension Plan.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The chart below compares the Company's Common Stock performance with the performance of the Standard & Poor's 500 Composite Stock Price Index ('S&P 500 Index') and a Peer Group

Index by measuring the changes in common stock prices from December 31, 1989 plus reinvested dividends and distributions. Pursuant to the rules of the Securities and Exchange Commission, the Company has created a peer group index with which to compare its own stock performance since a published industry or line-of-business index does not exist. The Company has attempted to select a grouping of companies that includes companies in lines of business similar to its own. Because of the Company's involvement in a broad mix of five major media and entertainment businesses and the fact that no other public companies are engaged in all of these businesses, no grouping could closely mirror the Company's businesses or weight those businesses to match the relative contributions of each of the Company's business units to the Company's performance. All of the companies included in the Company's Peer Group Index are engaged in only some of the businesses in which the Company is engaged and some are also engaged in businesses in which the Company does not participate. The common stocks of the following companies have been included in the Peer Group
Index: Cablevision Systems Corporation, Capital Cities/ABC, Inc., CBS Inc., Comcast Corporation, McGraw-Hill Inc., Meredith Corporation, The News Corporation Limited, Tele-Communications, Inc., Viacom Inc. and The Walt Disney Company. Because it was acquired by Viacom Inc. during 1994, Paramount Communications Inc., which was previously included in the Peer Group, has been removed from the Peer Group Index. The chart assumes $100 was invested on December 31, 1989 in each of the Company's Common Stock, the S&P 500 Index and the Peer Group Index and reflects reinvestment of dividends and distributions on a monthly basis and annual market capitalization weighting.

                               [PERFORMANCE GRAPH]

  VALUE AT       TIME WARNER      PEER GROUP      S&P 500
DECEMBER 31      COMMON STOCK       INDEX          INDEX
------------     ------------     ----------     ---------

1989....             $100            $100          $ 100
1990....               72              81             97
1991....               80             105            126
1992....              107             141            136
1993....              164             171            150
1994....              131             172            152

ADDITIONAL INFORMATION

     On January 27, 1992, R.H. Macy & Co., Inc. commenced a case seeking reorganization under the federal bankruptcy laws. Mr. Finkelstein, a director of the Company, was at that time an executive officer of R.H. Macy & Co., Inc. Mr. Haje, an executive officer of the Company, agreed to an order entered on September 27, 1993 by the U.S. Office of Thrift Supervision that, for a period of five years, suspends him from practicing before the OTS and requires him not to engage in the legal representation of a federally insured depository institution. Mr. Haje also agreed, for such period, not to participate in any unsafe or unsound banking practices or the submission of any materially misleading statements to any federal banking authority. Such order relates to events that occurred while Mr. Haje was a partner in a law firm that represented a federally insured depository institution, prior to his employment by the Company, and places no limits on his services for the Company.

                               CERTAIN LITIGATION

     As the Company has disclosed and discussed more fully in its prior proxy statements, stockholder class actions, some of which have purportedly been brought derivatively on behalf of the Company or WCI, relating to the merger agreement between the Company and WCI and related transactions have been pending since 1989 in the Court of Chancery for the State of Delaware, in and for New Castle County ('Delaware Chancery Court'), or in the Supreme Court of the State of New York, County of New York ('New York Supreme Court'). The action pending in the Delaware Chancery Court is a consolidated action.

     One of the purported stockholder class actions pending in the New York Supreme Court (the 'Berger action') was purportedly brought on behalf of a plaintiff class that consists of persons (other than the defendants and their affiliates) who held shares of WCI common stock on August 23, 1989 and before January 10, 1990 against WCI, certain of WCI's then directors (including three persons who will continue as directors after the Annual Meeting), the Company, the Company's financial advisors, Wasserstein Perella & Co., Inc. and Shearson Lehman Hutton Inc., and WCI's financial advisor, Lazard Freres & Co. Plaintiffs seek a declaratory judgment that WCI's then directors and the Company breached their fiduciary duties to WCI's stockholders as a result of the terms and structure of the merger transaction and that the advisors aided and abetted this breach, as well as rescission and compensatory damages. The defendants answered the complaint, denying the material allegations thereof and asserting various affirmative defenses. Argument on both sides' motions for partial summary judgment on plaintiffs' contract claim for additional interest of approximately $20 million in connection with the consideration paid in the merger transaction was heard on February 22, 1994. On August 16, 1994, the Court granted defendants' motion for partial summary judgment and dismissed plaintiffs' contract claim. Plaintiffs filed a Notice of Appeal on September 14, 1994. The other action pending in New York Supreme Court was brought on behalf of all stockholders of the Company against the Company, the persons who were then the directors of the Company (including six of the persons who will continue as directors after the Annual Meeting) and the Company's financial advisors. Principally, plaintiffs seek a declaratory judgment that the defendant directors breached their fiduciary duties and that the Company and its advisors aided and abetted those breaches. Defendants have not yet been required to respond to the complaint in this action. A Stipulation of Voluntary Discontinuance without prejudice was submitted to the Court on September 14, 1994, and is awaiting approval.

     The consolidated action brought purportedly on behalf of stockholders of WCI is pending in the Delaware Chancery Court against WCI, the persons who were then the directors of WCI (including four persons who will continue as directors of the Company after the Annual Meeting) and the Company. Plaintiffs seek rescission of the merger and related transactions alleging that WCI's directors breached their fiduciary duties to WCI's stockholders and the Company aided and abetted that breach allegedly as a result of the terms and structure of the merger transaction. This action has been stayed pending the resolution of the Berger action.

             APPROVAL OF THE AMENDED AND RESTATED TIME WARNER INC.
                    ANNUAL BONUS PLAN FOR EXECUTIVE OFFICERS

     At the 1994 Annual Meeting of Stockholders, the Company's stockholders approved the Time Warner Inc. Annual Bonus Plan for the Chief Executive Officer (the 'CEO Plan'). The purpose of the CEO Plan was to preserve the Company's tax deduction for bonuses paid to the Company's Chief Executive Officer ('CEO') in light of the Omnibus Budget Reconciliation Act of 1993 (the 'Act'). Management is proposing that the Company's stockholders approve an amended and restated Time Warner Inc. Annual Bonus Plan for Executive Officers (the 'Plan') that would cover, in addition to the CEO, those executive officers of the Company determined annually by the Company's Compensation Committee.

     In general, the Act denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid after January 1, 1994 to its CEO and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The Plan is intended to qualify under one of these exceptions which, in substance, requires that the bonus be payable as the result of the attainment of one or more objective, pre-established performance goals and that a person with knowledge of the relevant facts be able to calculate the maximum amount payable to any one executive under the plan. In addition, prior to any payments, the plan must be approved by the corporation's stockholders and the corporation's compensation committee must certify that the performance standard has been met. The proposed regulations (the 'Regulations') issued by the Internal Revenue Service under the Act permit the compensation committee to pay a bonus that is less than the amount calculated under the plan.

     The CEO Plan covered only the Company's CEO. The other four executives named in the Summary Compensation Table elected to defer a portion of their 1994 annual bonuses and, after giving effect to the 'grandfather' provisions of the Act, the compensation payable to them for 1994 did not exceed the $1 million limitation as defined in the Act and the Regulations. On February 1, 1995, Mr. Parsons joined the Company as President and in order to ensure the deductibility of anticipated annual bonuses payable for 1995 and thereafter to Mr. Parsons and to the other executive officers named from time to time in the Summary Compensation Table, management is proposing to amend the Plan to include additional executive officers of the Company as determined annually by the Company's Compensation Committee (the 'Participants'). Subject to stockholder approval of the Plan, the Compensation Committee has approved the Plan and has designated as Participants for 1995 each of the five executive officers of the Company who is a 'covered employee' (as defined in the Act and the Regulations) for 1995.

     The following summary of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, reference to the text of the Plan set forth in Annex A to this Proxy Statement. The Plan provides for a maximum bonus pool to be determined for any calendar year based on a percentage of the amount by which the Company's EBITDA (as defined) for such year exceeds the Company's average EBITDA for the preceding three years (the 'Base EBITDA'). Thus, for example, if there were no EBITDA increase over Base EBITDA, then no bonuses would be paid to Participants under the Plan. In addition, the Compensation Committee will have the discretion to award a Participant an actual bonus for any year that is less than the maximum calculated pursuant to the Plan and to award aggregate bonuses under the Plan that are less than the maximum bonuses calculated pursuant to the Plan.

     For purposes of the Plan, EBITDA means combined business segment operating income before interest, taxes, depreciation and amortization and the Company's EBITDA and Base EBITDA each includes (i) 100% of the EBITDA of the Company's Entertainment Group, which consists primarily of Time Warner Entertainment Company, L.P., a limited partnership in which the Company currently owns a 63.27% residual equity interest ('TWE'), and (ii) a pro rata portion (based on the percentage ownership) of the EBITDA of any entity that the Company or TWE accounts for by the equity method and as to which the Company's or TWE's pro rata share of the EBITDA of such entity exceeds $25 million. The calculation of the maximum bonus pool payable under the Plan for any calendar year can be expressed by the following formula:

           Maximum Bonus Pool = (Current EBITDA  -  Base EBITDA) x AP

where AP is the applicable percent determined pursuant to the following table (with the AP for percentage EBITDA increases between the increases shown in the table determined by interpolation):

PERCENTAGE INCREASE
IN CURRENT EBITDA
OVER BASE EBITDA                                                                       AP
-----------------------------------------------------------------------------------   ----

no increase over Base EBITDA.......................................................      0%
5% increase over Base EBITDA.......................................................   2.25%
10% increase over Base EBITDA......................................................   4.00%
15% increase over Base EBITDA......................................................   5.25%
20% or higher increase over Base EBITDA............................................   6.00%

     The Maximum Bonus Pool is the maximum amount of all annual bonuses payable to Participants in the Plan for any calendar year. The maximum bonus payable to any Participant under the Plan for any such calendar year will be determined annually by the Compensation Committee but cannot exceed 50% of the Maximum Bonus Pool. For 1995, the maximum bonus payable to any Participant under the Plan is 50% of the Maximum Bonus Pool. Current EBITDA is the Company's EBITDA for such calendar year, subject to adjustment as described below, and Base EBITDA is the Company's average EBITDA for the three years preceding the year for which the Maximum Bonus Pool is being calculated, subject to adjustment as described below.

     The Plan provides that the Company's EBITDA in any calendar year and/or the Base EBITDA will be adjusted in the event the Company or the Entertainment Group acquires or disposes, in whole or in part, of any entity as to which more than $25 million of EBITDA in the year prior to its acquisition or disposition was or would have been included in the Company's EBITDA (hereinafter referred to as a Significant Business). The Plan provides that the EBITDA of a Significant Business will be excluded from the Company's EBITDA for the year in which it was acquired or disposed of. In the case of an acquisition of a Significant Business, the Plan provides that for each year subsequent to the year in which the acquisition occurs, the Base EBITDA is adjusted by including the EBITDA of the Significant Business in each of the three years included in the calculation of Base EBITDA and the Company's EBITDA will include the EBITDA of such Significant Business. In the case of a disposition of a Significant Business, the Plan provides that for the year in which the disposition occurs and for each subsequent year, the Base EBITDA is adjusted by excluding the EBITDA of the Significant Business in each of the three years included in the calculation of Base EBITDA and the Company's EBITDA will exclude the EBITDA of such Significant Business.

     The Plan also provides that the Base EBITDA is adjusted in the event any change in accounting principles becomes effective that would have increased or decreased the Company's EBITDA by more than $10 million in the year prior to the year in which such change becomes effective. If any accounting change has such an impact, each year included in the Base EBITDA calculation would be adjusted up or down by an amount equal to the increase or decrease such accounting change would have had on the Company's EBITDA for such year.

     Unless a Participant elects to defer all or a portion of his or her bonus, payments under the Plan will be made as soon as practicable after the Compensation Committee certifies that the performance goals have been met; provided that the Compensation Committee has the discretion to pre-pay all or a portion of any bonus awarded for any year if the Act and the Regulations permit. The Plan also provides that all calculations of Base EBITDA and Current EBITDA, including any adjustments thereto, will be reviewed by the Company's independent auditors.

     Pursuant to the requirements of the rules and regulations adopted by the Securities and Exchange Commission, the following table sets forth the maximum annual bonus that would have been payable under the Plan to any one Participant for 1994 if the Plan had been in effect for 1994 and if such maximum bonus had been 50% of the Maximum Bonus Pool.

                    ANNUAL BONUS PLAN FOR EXECUTIVE OFFICERS

                                                                              DOLLAR VALUE OF
                                                                               1994 MAXIMUM
NAME AND POSITION                                                              ANNUAL BONUS
---------------------------------------------------------------------------   ---------------

Any one Participant........................................................   $ 8.43 million*

------------

*  Subject   to  the  requirement  that  the  maximum  bonuses  payable  to  all
   Participants cannot exceed the Maximum Bonus Pool, which would have been $16.86 million for 1994.

     The Company's Board of Directors has set qualitative annual goals for Mr. Levin for 1995 that are not based on growth in the Company's EBITDA. In addition, Mr. Levin has established qualitative annual goals for 1995 for each of the other Participants in the Plan that are not based on growth in the Company's EBITDA. Under the terms of the Plan, the Compensation Committee retains the discretion to award any Participant an annual bonus that is less than the amount calculated pursuant to the Plan. The Compensation Committee intends to consider each Participant's achievement of his other goals in determining the actual amount of his respective 1995 annual bonus. The Company anticipates that similar qualitative goals will be established and considered in determining each Participant's bonus in future years.


     Participation in the Plan is not exclusive and will not prevent a Participant from participating in any other compensation plan of the Company or from receiving any other compensation from the Company. The Compensation Committee may amend the Plan from time to time as it deems advisable provided that any such amendment must comply with all applicable laws and the requirements for exemption (to the extent necessary) under the Act and the Regulations.

     As indicated in the Compensation Committee Report presented elsewhere in this Proxy Statement, the Compensation Committee believes that an annual bonus is an important part of the overall compensation of the Company's executive officers. If the Plan is not approved by stockholders at the Annual Meeting, no payments will be made under the Plan; however, the Board of Directors will retain the right to pay the Company's executive officers an annual bonus based on other goals established by the Board or the Chief Executive Officer. In such event, a portion of such bonuses may not be deductible by the Company for federal income tax purposes.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes cast on the proposal, either in person or by proxy, by holders of Common Stock entitled to vote is required to approve the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED TIME WARNER INC. ANNUAL BONUS PLAN FOR EXECUTIVE OFFICERS.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company to audit its consolidated financial statements for 1995 and has determined that it would be desirable to request that the stockholders approve such appointment.

     Ernst & Young LLP has served the Company and its subsidiaries as independent auditors for many years. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

VOTE REQUIRED FOR APPROVAL

     Stockholder approval is not required for the appointment of Ernst & Young LLP, since the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not approve the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

PROPOSAL REGARDING CIGARETTE ADVERTISING

     The Sisters of the Sorrowful Mother, 9056 North Deerbrook Trail, Brown Deer, Wisconsin 53223, the owner of 37,300 shares of Common Stock, and Mercy Health Services, 34605 Twelve Mile Road, Farmington Hills, Michigan 48331, the owner of 8,600 shares of Common Stock, have advised the Company that they intend to propose a resolution at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

     WHEREAS - Smoking annually causes more than one of every six deaths in the USA; over 430,000 die from cigarette-caused diseases and 50,000 die from effects related to passive smoking:

     Given these statistics, in 1993 The Seattle Times rejected all cigarette advertising, even though it meant a loss of revenues. The paper's publisher cited growing medical evidence on the dangers of smoking, as well as tobacco advertisers' recent targeting of youth and racial minorities, as prompting the move: 'The evidence that smoking is the nation's No. 1 health problem is overwhelming,' Publisher Frank Blethen said. 'In good conscience, we can no longer provide a forum for promoting sales of these products.'

     The Center for Disease Control calculates every cigarette steals 7 minutes of a smoker's life, adding up to 5 million years of potential life Americans lose to cigarettes annually.

     In 1964 the cigarette industry adopted a voluntary code to dissuade youth from smoking; however it abolished enforcement mechanisms for the code in 1967. Now the tobacco industry actively works against enforcement mechanisms at local levels that would keep youth from smoking.

     The industry's alleged violations of the code include:

           using models appearing to be under age 25, and/or who have just participated in physical activity;

           promoting 'low-tar and nicotine' brands as reducing health risks;

           gearing lower-priced cigarettes to low-income peoples;

           implying smoking makes one 'alive with pleasure' when its use is lethal;

     Our Company's Time Inc. division received 25% of all magazine cigarette advertising in the U.S.A. People and Sports Illustrated accounted for 18% of all magazine cigarette advertisements;

     RESOLVED: that shareholders ask management for a report to be prepared for requesting shareholders by September 1, 1996. This Report, prepared at a reasonable cost and free of proprietary information, will develop ethical and moral criteria providing guidelines related to cigarette advertising in our publications.

     In preparing this report we believe the following issues should be analyzed:

          1. Whether   consumers  and  the  Board  feel  cigarette  ads  in  our
             publications:

             a. encourage children to smoke by using cartoon characters such  as
                Joe Camel;

             b. use models perceived to be under 25;

             c. falsely portray smoking as being 'cool' or stylish;

             d. use slogans such as 'alive with pleasure' that are contradictory and misleading.

          2. Policies and practices our company might follow to ensure that cigarette ads we accept are not manipulative or misleading.

          3. The pluses and minuses of refusing all tobacco ads.

                              SUPPORTING STATEMENT

     Marlboro and Camel are among the top brands favored by minors. Marlboro is the most heavily advertised cigarette brand in Sports Illustrated. According to the Federal Center for Disease Control, Marlboro is the most popular brand smoked by children. Although it declined by half for 1992, according to the Leading National Advertiser, in the first 6 months of 1988, 40% of all Camel magazine advertisements were in SI. Approximately 19% of all readers of SI are under 18.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     As a Company, we have always been committed to free speech in all its forms. So, therefore, when an advertisement for a lawfully distributed product, such as cigarettes, is submitted for inclusion in one of our publications, we leave it to that publication to review the ad's content to determine whether it is in good taste and non-offensive to the readers of that particular periodical and appears to comply with all relevant federal, state and local regulations governing the product's advertisements. Having made those determinations, the Company believes that its publication has fully satisfied its obligation as a responsible public medium.

     Thus, the Company views the submitted proposal to be inappropriate, unnecessary and not in the best interest of the Company's stockholders.

PROPOSAL REGARDING STAGGERED BOARD

     John J. Gilbert and Margaret R. Gilbert, 29 East 64th Street, New York, New York 10021, representing at least 1,000 shares of Common Stock, have advised the Company that they intend to propose a resolution at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

          RESOLVED: That the stockholders of Time Warner Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes as is now provided and that on expiration of present terms of directors their subsequent election shall also be on an annual basis.

                                    REASONS

     Continued very strong support along the lines we suggest were shown at the last annual meeting when 47%, a large increase over the previous year, 2,586 owners of 127,900,170 shares, were cast in favor of this proposal. The vote against included 1,243 unmarked proxies.

     Last year ARCO, to its credit, voluntarily ended theirs, stating that when a very high percentage, 34.6%, desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit such as: Pacific Enterprises, Katy Industry, Hanover Direct, Campbell Soup and others.

     Because of normal need to find new directors and because of environmental problems and the recent avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer. In addition, some recommendations have been made to carry out the Valdez 10 points. The 11th, in our opinion, should be to end the stagger system of electing directors and to have cumulative voting.

     Recently Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the controlling French insurance company not wanting it they now do not have a staggered board.

     The Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal affecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him.

     If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board believes that the Company relies, even more than most other companies, on the quality, commitment and creativity of people who work for it. Its people are of vital importance to the success of its unique mix of products and services and to the expansion of its businesses. The Board believes that the staggered Board system gives the people of the Company, especially its division heads and journalistic and creative communities, an enhanced sense of continuity, purpose and direction that is essential to the growth of its businesses. The Board, therefore, believes that the present system of classification is in the best interest of the stockholders and should be continued. The provision of the Company's Restated Certificate of Incorporation that the Board of Directors be divided into three classes was approved at the special meeting of the Company's stockholders held on December 7, 1983. The provision reduces the possibility of a sudden and surprise change in majority control of the Board of Directors without the support of the incumbent Board. This provision and others approved by the stockholders in December 1983 are designed to impede disruptive and inequitable tactics that have become relatively common corporate takeover practices.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes cast on each stockholder proposal, either in person or by proxy, by holders of Common Stock entitled to vote is required to adopt each such stockholder proposal.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ('SEC') and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1994, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                            EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained D. F. King & Co., Inc. at an estimated cost of $20,000, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 1996 Annual Meeting, stockholder proposals must be received by the Company no later than December 1, 1995, and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

     All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 75 Rockefeller Plaza, New York, New York 10019.

GENERAL

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

                                         BY ORDER OF THE BOARD OF DIRECTORS,

                                         GERALD M. LEVIN
                                         CHAIRMAN OF THE BOARD AND
                                         CHIEF EXECUTIVE OFFICER

March 30, 1995

                                                                         ANNEX A

                              AMENDED AND RESTATED
                                TIME WARNER INC.
                    ANNUAL BONUS PLAN FOR EXECUTIVE OFFICERS

1. PURPOSE.

     The purpose of the Time Warner Inc. Annual Bonus Plan for Executive Officers (hereinafter the 'Plan') is to provide for the payment of annual cash bonuses to certain executive officers of the Company that qualify for income tax deduction by the Company.

2. DEFINITIONS.

     The following terms (whether used in the singular or plural) have the meanings indicated when used in the Plan:

          2.1. 'Annual Award' means the actual dollar amount of the annual cash bonus determined by the Committee to be payable to a Participant under the Plan, which may not exceed the Maximum Bonus.

          2.2. 'AP' means the applicable percent determined pursuant to Section 3.1.

          2.3. 'Base EBITDA' means the average of the Company's EBITDA for the three years preceding the year for which the Maximum Bonus Pool is being calculated.

          2.4. 'Board' means the Board of Directors of the Company.

          2.5. 'Code' means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          2.6. 'Committee' means the Compensation Committee of the Board, and any successor thereto.

          2.7. 'Company' means Time Warner Inc., a Delaware corporation, and any successor thereto.

          2.8. 'Company's EBITDA' for any year shall mean (i) EBITDA of the Company for that year, plus (ii) EBITDA of the Entertainment Group for that year, plus (iii) a pro rata portion (based on the percentage ownership) of the EBITDA of any entity or business that the Company or TWE accounts for by the equity method of accounting and as to which the Company's or TWE's pro rata share of the EBITDA of such entity or business for that year exceeds $25 million, all determined in accordance with GAAP.

          2.9. 'Current EBITDA' means the Company's EBITDA for the year with respect to which the Maximum Bonus Pool is being calculated.

          2.10. 'EBITDA' for any year of any entity or business shall mean the combined operating income (loss) before interest, taxes, depreciation and amortization of the business segments of such entity or business for that year.

          2.11. 'Entertainment Group' shall have the meaning ascribed thereto in the Company's then most recent Annual Report on Form 10-K, provided that if such term is not used in the Company's most recent Form 10-K, then such term shall mean TWE.

          2.12. 'GAAP' shall mean generally accepted accounting principles applicable to the Company as in effect from time to time.

          2.13. 'Maximum Bonus' means the maximum annual cash bonus payable to a Participant pursuant to the Plan with respect to any calendar year, which
     (i) shall be determined by the Committee prior to the beginning of each such calendar year, or at such later time as may be permitted by the Code and the Regulations, (ii) shall be expressed as a percentage of the Maximum Bonus Pool and (iii) shall not exceed 50 percent of the Maximum Bonus Pool.

          2.14. 'Maximum Bonus Pool' means the maximum annual cash bonuses payable to all Participants calculated pursuant to Section 3.1.

          2.15. 'Participant' means those executive officers of the Company as the Committee shall designate to participate in the Plan for any calendar year prior to the beginning of each such calendar year, or at such later time as may be permitted by the Code and the Regulations.

          2.16. 'Plan' has the meaning ascribed thereto in Section 1.

          2.17. 'Regulations' shall mean the rules and regulations adopted or proposed by the Internal Revenue Service under section 162(m) of the Code.

          2.18.  'Significant  Business'  has the  meaning  ascribed  thereto in
     Section 3.2.

          2.19. 'TWE' means Time Warner Entertainment Company, L.P., a Delaware limited partnership, and any successor thereto.

3. CALCULATION OF MAXIMUM BONUS POOL.

     3.1. Subject to the other provisions of this Section 3, the Maximum Bonus Pool under the Plan with respect to any year shall be determined pursuant to the following formula:

           Maximum Bonus Pool = (Current EBITDA  - Base EBITDA) x AP

where AP is the applicable percent determined pursuant to the following table (with the AP for percentage increases between the increases shown in the table determined by interpolation):

PERCENTAGE INCREASE
IN CURRENT EBITDA
OVER BASE EBITDA                                                                       AP
-----------------------------------------------------------------------------------   ----

no increase over Base EBITDA.......................................................      0%
5% increase over Base EBITDA.......................................................   2.25%
10% increase over Base EBITDA......................................................   4.00%
15% increase over Base EBITDA......................................................   5.25%
20% or higher increase over Base EBITDA............................................   6.00%

     3.2. The Current EBITDA and/or Base EBITDA used to calculate the Maximum Bonus Pool for any year shall be adjusted as provided in this Section 3.2 if the Company or the Entertainment Group or any entity or business included in the Company's EBITDA for such year pursuant to Section 2.8(iii) engages in any acquisition or disposition during such year or in any of the prior three years, of any entity or business which (a) if wholly owned, had more than $25 million of EBITDA in the year prior to its acquisition or disposition or (b) if less than wholly owned, as to which more than $25 million of EBITDA was or would have been included in the Company's EBITDA pursuant to Section 2.8(iii) in the year prior to its acquisition or disposition (each, a 'Significant Business'). In the event of an acquisition, the EBITDA of the Significant Business shall be excluded from Current EBITDA for the year in which it was acquired. For each year subsequent to the year of acquisition, all or a portion of the EBITDA of the Significant Business for each applicable year shall be included in Current EBITDA and shall be included in each of the years used in the calculation of Base EBITDA. In the event of a disposition, all or a portion of the EBITDA of a Significant Business for each applicable year shall be excluded from Current EBITDA and from each of the three years included in the calculation of Base EBITDA for the year in which such disposition occurs and for each year subsequent to such disposition. For the purposes hereof, an acquisition or disposition of an entity or business shall include a change in ownership which results in a change in consolidation or equity accounting by the Company or TWE for such entity or business.

     3.3. The Base EBITDA used to calculate the Maximum Bonus Pool for any year shall be adjusted in the event any change in GAAP that is effective for such year was not effective for each of the three years included in the calculation of Base EBITDA; provided, however, that no such adjustment to Base EBITDA shall be made unless such change in GAAP would have increased or decreased Current EBITDA by more than $10 million in the year prior to the year in which such change in GAAP first becomes effective. The adjustment to Base EBITDA to be made pursuant to this Section 3.3 shall consist of applying the change in GAAP to each year included in the Base EBITDA calculation. In addition, if the change in GAAP is phased in so that the change is applied differently in successive years, then the adjustment to be made to each year included in Base EBITDA shall be the same as the change in GAAP that is applicable to the year for which the Maximum Bonus Pool is being calculated.

     3.4. The Committee may in its discretion (a) determine to make an Annual Award to any Participant for any year in an amount that is less than the Maximum Bonus and (b) determine to make aggregate Annual Awards to all Participants for any year that total less than the Maximum Bonus Pool.

     3.5. Prior to making any Annual Award, the Company's independent auditors shall review the calculation of the Maximum Bonus Pool and the Committee shall certify that the performance goals have been met within the meaning of the Code and the Regulations. Subject to Section 6 of this Plan, payments of an Annual Award, if any, under the Plan with respect to any year, shall be made as soon as practicable after the Committee certifies that the performance goals have been met; provided, however, that the Committee shall have the authority to pre-pay all or a portion of any such Annual Award but only to the extent that such pre-payment is permitted under the Code and the Regulations.

4. ADMINISTRATION.

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and the requirements of section 162(m) of the Code, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

     The members of the Committee shall each be an 'outside director' within the meaning of the Code and the Regulations. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies in the Committee.

     The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5. ELIGIBILITY.

     Payments with respect to any year may be made under the Plan only to a person who was a Participant during all or part of such year.

6. DEFERRAL OF ANNUAL AWARD.

     Each Participant may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year with respect to which an Annual Award would be payable under the Plan to defer payment of all or any portion of the Annual Award the Participant might earn with respect to such year, all in accordance with the Code and the Regulations and on such terms and conditions as the Committee may establish from time to time or as may be provided in any employment agreement between the Company and the Participant.

7. TERMINATION AND AMENDMENT.

     The Plan shall continue in effect until terminated by the Board. The Committee may at any time modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws and applicable requirements for exemption (to the extent necessary) under section 162(m) of the Code and the Regulations.

8. EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective upon approval by the vote of a majority of the votes cast at a duly called and held meeting of stockholders of the Company. The Plan as in effect on May 19, 1994 shall apply to the annual bonus payable to the Chief Executive Officer in respect of 1994 and, subject to stockholder approval, the Plan as amended and restated shall apply to the annual bonuses payable to each Participant in respect of 1995 and each year thereafter.

9. WITHHOLDING.

     The obligations of the Company to make payments under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

10. SEPARABILITY.

     If any of the terms or provisions of this Plan conflict with the requirements of section 162(m) of the Code, the Regulations or applicable law, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of section 162(m) of the Code, the Regulations or applicable law without invalidating the remaining provisions hereof. With respect to section 162(m), if this Plan does not contain any provision required to be included herein under section 162(m) of the Code or the Regulations, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

11. NON-EXCLUSIVITY OF THE PLAN.

     Neither the adoption of the Plan by the Committee or the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Committee or the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock or cash or other benefits otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. None of the provisions of this Plan shall be deemed to be an amendment to or incorporated in any employment agreement between the Company and any Participant.

12. BENEFICIARIES.

     Each Participant may designate a beneficiary or beneficiaries to receive, in the event of such Participant's death, any payments remaining to be made to the Participant under the Plan. Each Participant shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company to such effect. If any Participant dies without naming a beneficiary or if all of the beneficiaries named by a Participant predecease the Participant, then any amounts remaining to be paid under the Plan shall be paid to the Participant's estate.

13. GOVERNING LAW.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

                                  APPENDIX 1


                             PARAGON COMMUNICATIONS
                          EMPLOYEES STOCK SAVINGS PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIME WARNER INC.
                     FOR THE ANNUAL MEETING ON MAY 18, 1995

Under the provisions of the Trust relating to the Paragon Communications ('Paragon') Employees Stock Savings Plan ('Paragon Plan'), First Interstate Bank of Denver, N.A. ('First Interstate'), as Trustee, is required to request your confidential instructions as to how the shares of Time Warner Inc. Common Stock allocated to your account under the Paragon Plan are to be voted at the Annual Meeting of Stockholders of Time Warner Inc. scheduled to be held on May 18, 1995. Your instructions to First Interstate will not be divulged or revealed to anyone at Time Warner Inc. or Paragon. If First Interstate does not receive your instructions on or prior to May 15, 1995, the shares allocated to your account will be voted at Time Warner Inc.'s Annual Meeting in the same proportion as shares for which First Interstate has received voting instructions with respect to other participants' accounts.

ELECTION   OF   DIRECTORS   FOR   TERMS   EXPIRING   IN   1998--      Please   mark,   sign   and   date   this
Merv Adelson, Beverly Sills Greenough,  Michael A. Miles, Donald  S.  Instruction  Card on the reverse side and
Perkins and Raymond S. Troubh, nominees.                              return it  promptly  using  the  enclosed
                                                                      envelope.

(CONTINUED ON REVERSE SIDE)

THE UNDERSIGNED HEREBY INSTRUCTS FIRST INTERSTATE, AS TRUSTEE, TO VOTE AS                      PLEASE MARK YOUR VOTES THIS WAY  [X]
FOLLOWS BY PROXY AT THE ANNUAL MEETING OF STOCKHOLDERS OF TIME WARNER INC. TO
BE HELD ON MAY 18, 1995 AND AT ANY ADJOURNMENT THEREOF, ALL THE SHARES
OF TIME WARNER INC. COMMON STOCK ALLOCATED TO THE UNDERSIGNED'S ACCOUNT IN THE PARAGON PLAN.




THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR PROPOSALS 2 AND 3.

                                         For    Withheld
1. Election of Directors (see reverse).  [ ]      [ ]

   For, except vote withheld from the following nominees(s):

   ---------------------------------------

2. Approval of the amended
   and restated Annual Bonus        For   Against   Abstain
   Plan for Executive Officers.     [ ]      [ ]      [ ]

3. Approval of Auditors.            [ ]      [ ]      [ ]

THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE
AGAINST PROPOSALS 4 AND 5.

4. Stockholder proposal
   regarding cigarette
   advertising.                     For   Against   Abstain
                                    [ ]      [ ]      [ ]

5. Stockholder proposal             [ ]      [ ]      [ ]
   regarding staggered board.

6. To grant discretionary voting authority to management persons regarding such matters as may properly come before the Meeting.

       MEETING ATTENDANCE
 Please check this box if you plan
     to attend the Meeting.             [ ]

         ADDRESS CHANGE
 Please mark this box if you have
   indicated an address change.         [ ]


RECEIPT IS HEREBY ACKNOWLEDGED OF THE TIME WARNER INC.
NOTICE OF MEETING AND PROXY STATEMENT.



Signature(s)_______________________________________   Date______________

NOTE: Please sign exactly as name appears hereon

--------------------------------------------------------------------------------

                                  APPENDIX 2


                  TIME WARNER EMPLOYEES' STOCK OWNERSHIP PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
         INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
            TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 18, 1995

Under the provisions of the Trust relating to the Time Warner Employees' Stock Ownership Plan ('TESOP'), which includes accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan ('PAYSOP') and the WCI Employee Stock Ownership Plan ('WCI ESOP'), Chemical Bank ('Chemical'), as Trustee, is required to request your confidential instructions as to how the shares of Time Warner Common Stock attributable to your accounts under TESOP are to be voted at the Time Warner Annual Meeting of Stockholders scheduled to be held on May 18, 1995. Your instructions to Chemical will not be divulged or revealed to anyone at Time Warner Inc. If Chemical does not receive your instructions on or prior to May 15, 1995, (a) the shares allocated to your PAYSOP and WCI ESOP accounts, if any, will not be voted and (b) all other shares allocated to your TESOP accounts will be voted at the Annual Meeting in the same proportion as shares for which Chemical has received voting instructions with respect to other participants' TESOP accounts (excluding PAYSOP and WCI ESOP accounts).

ELECTION   OF   DIRECTORS   FOR   TERMS   EXPIRING   IN   1998--      Please   mark,   sign   and   date   this
Merv Adelson, Beverly Sills Greenough,  Michael A. Miles, Donald  S.  Instruction  Card on the reverse side and
Perkins and Raymond S. Troubh, nominees.                              return it  promptly  using  the  enclosed
                                                                      envelope.

(CONTINUED ON REVERSE SIDE)

THE UNDERSIGNED HEREBY INSTRUCTS CHEMICAL, AS TRUSTEE, TO DIRECT THE        PLEASE MARK YOUR VOTES THIS WAY  [X]
VOTE AS FOLLOWS AT THE TIME WARNER ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON MAY 18, 1995 AND AT ANY ADJOURNMENT THEREOF, OF ALL SHARES OF
TIME WARNER COMMON STOCK ATTRIBUTABLE TO THE UNDERSIGNED'S ACCOUNTS
UNDER TESOP (INCLUDING PAYSOP AND WCI ESOP ACCOUNTS).



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES
IN ITEM 1 AND FOR PROPOSALS 2 AND 3.

                                         For    Withheld
1. Election of Directors (see reverse).  [ ]       [ ]

   For, except vote withheld from the following nominees(s):

   ---------------------------------------

2. Approval of the amended
   and restated Annual Bonus        For   Against   Abstain
   Plan for Executive Officers.     [ ]      [ ]      [ ]

3. Approval of Auditors.            [ ]      [ ]      [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5.

4. Stockholder proposal
   regarding cigarette
   advertising.                     For   Against   Abstain
                                    [ ]      [ ]      [ ]

5. Stockholder proposal             [ ]      [ ]      [ ]
   regarding staggered board.

6. To grant discretionary voting authority to management persons regarding such matters as may properly come before the Meeting.

       MEETING ATTENDANCE
 Please check this box if you plan
     to attend the Meeting.             [ ]

         ADDRESS CHANGE
 Please mark this box if you have
   indicated an address change.         [ ]


RECEIPT IS HEREBY ACKNOWLEDGED OF THE TIME WARNER INC.
NOTICE OF MEETING AND PROXY STATEMENT.



Signature(s)_______________________________________   Date______________

NOTE: Please sign exactly as name appears hereon.

--------------------------------------------------------------------------------


                                  APPENDIX 3


                                  TIME WARNER INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 18, 1995

P The undersigned hereby constitutes and appoints Richard J. Bressler, Peter R R. Haje and Philip R. Lochner, Jr., and each of them, its true and lawful O agents and proxies, with full power of substitution in each, to attend the X Annual Meeting of Stockholders of TIME WARNER INC. on Thursday, May 18, Y 1995, and any adjournment thereof, and to vote on the matters indicated all the shares of Common Stock which the undersigned would be entitled to vote if personally present.

ELECTION   OF   DIRECTORS   FOR   TERMS   EXPIRING   IN   1998--      PLEASE  MARK,  SIGN AND  DATE  THIS PROXY
Merv Adelson, Beverly Sills Greenough,  Michael A. Miles, Donald  S.  CARD  ON THE  REVERSE SIDE  AND RETURN IT
Perkins and Raymond S. Troubh, nominees.                              PROMPTLY   USING   THE   ENCLOSED   REPLY
                                                                      ENVELOPE.

                                                     (CONTINUED ON REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED      PLEASE MARK YOUR VOTES THIS WAY  [X]
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL
NOMINEES LISTED, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES
IN ITEM 1 AND FOR PROPOSALS 2 AND 3.

                                         For    Withheld
1. Election of Directors (see reverse).  [ ]       [ ]

  For, except vote withheld from the following nominees(s):

  ---------------------------------------

2. Approval of the amended
   and restated Annual Bonus        For   Against   Abstain
   Plan for Executive Officers.     [ ]      [ ]      [ ]

3. Approval of Auditors.            [ ]      [ ]      [ ]

THE BOARD OF DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 4 AND 5.

4. Stockholder proposal
   regarding cigarette
   advertising.                     For   Against   Abstain
                                    [ ]      [ ]      [ ]

5. Stockholder proposal             [ ]      [ ]      [ ]
   regarding staggered board.

6. In their discretion, upon such other matters as may properly come before the Meeting.

       MEETING ATTENDANCE
 Please check this box if you plan
     to attend the Meeting.             [ ]

         ADDRESS CHANGE
 Please mark this box if you have
   indicated an address change.         [ ]


RECEIPT IS HEREBY ACKNOWLEDGED OF THE TIME WARNER INC.
NOTICE OF MEETING AND PROXY STATEMENT.



Signature(s)_______________________________________   Date______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  APPENDIX 4


                                    CONFIDENTIAL VOTING INSTRUCTIONS

TIME WARNER EMPLOYEES' SAVINGS PLAN (Savings Plan)
TIME WARNER THRIFT PLAN (Thrift Plan)
TIME WARNER CABLE EMPLOYEES SAVINGS PLAN (Cable Plan)

INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE TIME WARNER INC. ANNUAL MEETING ON MAY 18, 1995.

Under the provisions of the Trusts relating to these three Plans, Fidelity Management Trust Company ('Fidelity'), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Time Warner Common Stock (an 'interest') held in the Time Warner Common Stock Fund under any of those Plans is to be voted at the Annual Meeting of Stockholders scheduled to be held on May 18, 1995. Your instructions to Fidelity will not be divulged or revealed to anyone at Time Warner Inc. If Fidelity does not receive your instructions on or prior to May 15, 1995, your interest, if any, in the Time Warner Common Stock Fund (a) attributable to accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan (PAYSOP) to the Cable Plan will not be voted and (b) attributable to the remainder of your Cable Plan account,if any, and any other Plan accounts will be voted at the Annual Meeting in the same proportion as interests for which Fidelity has received voting instructions with respect to other participants' Time Warner Common Stock Fund accounts maintained in such respective Plan (excluding PAYSOP accounts in the Cable
Plan).


                                    This instruction must be signed
                                    exactly as name appears hereon.

                                    ---------------------------------


                                    ---------------------------------
                                    Signature(s)                  Date

                                     (CONTINUED ON REVERSE SIDE)

The undersigned hereby instructs Fidelity, as Trustee, to vote as follows by proxy at the Annual Meeting of Stockholders of Time Warner Inc. to be held on May 18, 1995 and at any adjournment thereof, the undersigned's proportionate interest in the shares of Time Warner Common Stock held in the Time Warner Common Stock Fund under each of the Plans (including PAYSOP accounts in the Cable Plan), if any.



               THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR PROPOSALS 2 AND 3.


1. Election of Directors for terms expiring in 1998 - Merv Adelson, Beverly Sills Greenough, Michael A. Miles, Donald S. Perkins and Raymond S. Troubh, nominees.

                                  FOR [ ]   WITHHELD [ ]

      [ ] FOR, except vote withheld from the following nominee(s):

2. Approval of the amended and restated Annual Bonus Plan for Executive Officers.

                                  FOR [ ]       AGAINST [ ]         ABSTAIN [ ]


3.    Approval of Auditors.
                                  FOR [ ]       AGAINST [ ]         ABSTAIN [ ]


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5.

4.    Stockholder proposal regarding cigarette advertising.

                                  FOR [ ]       AGAINST [ ]         ABSTAIN [ ]


5.    Stockholder proposal regarding staggered board.


                                  FOR [ ]       AGAINST [ ]         ABSTAIN [ ]


6. To grant discretionary voting authority to management persons regarding such matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting. [ ]

                                         PLEASE SIGN AND DATE ON REVERSE SIDE



               STATEMENT OF DIFFERENCES

The section symbol shall be expressed as............. SS